As filed with the Securities and Exchange Commission on October 3, 2003

                                                    Registration No. ___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  -------------

                              TREY RESOURCES, INC.
                 (Name of Small Business Issuer in Its Charter)

           Delaware                             7373                                 16-1633636
(State or Other Jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer Identification No.)
 Incorporation or Organization)     Classification Code Number)

                                   Copies to:
                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                   (Address and telephone number of Principal
               Executive Offices and Principal Place of Business)

                                Jerome R. Mahoney
                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                     (Name, address and telephone number of
                               agent for service)

                             Jeffrey A. Baumel, Esq.
                             McCarter & English, LLP
                       4 Gateway Center, 100 Mulberry St.
                            Newark, New Jersey 07102
                                 (973) 622-4444
                           Telecopier: (973) 624-7070

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                  -------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities       Amount to         Proposed Maximum      Proposed Maximum
        to be Registered              be Registered      Offering Price Per    Aggregate Offering       Amount of
                                                                Share               Price (1)       Registration Fee
--------------------------------------------------------------------------------------------------------------------
3,000,000 shares of Class A             3,000,000               $.60               $1,800,000            $146
Common Stock
--------------------------------------------------------------------------------------------------------------------

(1) The shares included herein are being distributed to the stockholders of iVoice, Inc. No consideration will be received by iVoice, Inc. in consideration of such distribution. Accordingly, the value of the shares being registered is estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                  Subject to Completion, Dated October 3, 2003

                              Trey Resources, Inc.
                    3,000,000 Shares of Class A Common Stock

      This prospectus relates to the distribution by dividend to all of the stockholders of iVoice, Inc. of up to 3,000,000 shares of Trey Resources, Inc. ("Trey") Class A Common Stock. Trey is not selling any shares of Class A Common Stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by Trey.

      Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

      You will be required to pay income tax on the value of the shares of Trey Class A Common Stock received by you in connection with this distribution.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

Please refer to "Risk Factors" beginning on page 14.

      No underwriter or person has been engaged to facilitate the distribution of shares of Class A Common Stock in this offering.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is October 3, 2003.

                                TABLE OF CONTENTS

                                                                          Page
                                                                         Number
                                                                         ------

Prospectus Summary......................................................    1

Summary of the Distribution.............................................    8

Summary of Consolidated Financial Information...........................   12

Cautionary Statement Regarding Forward-Looking Statements...............   13

Risk Factors............................................................   14

Use of Proceeds.........................................................   25

Management's Discussion and Analysis of Financial Conditions
And Results of Operations...............................................   26

Our Business............................................................   33

Trey's Management.......................................................   39

Certain Relationships and Related Transactions..........................   40

Principal Stockholders..................................................   42

The Distribution........................................................   44

Where You Can Find More Information.....................................   50

Financial Statements....................................................  F-1

Selected Historical and Pro Forma Financial Information.................  F-31

Part II - Information Not Required in Prospectus........................  II-1

Signatures..............................................................   51

                               PROSPECTUS SUMMARY

Overview

      Trey Resources, Inc. (the "Company"), was incorporated in Delaware on October 3, 2002 as a wholly owned subsidiary of iVoice Inc. ("iVoice"). Trey will own and operate the Automatic Reminder software business of iVoice following the distribution. Following the distribution, iVoice's operating assets will consist of its core speech recognition and computerized telephony technology, which include its Automatic Speech Recognition (ASR) engine, Voicemail, Unified Messaging, DOS based voice-mail and Interactive Voice Response (IVR) software source codes and related business development operations, including potential future acquisitions.

      Trey intends to continue to develop, market and license the Automatic Reminder line of computerized telephony software. The Automatic Reminder software is designed to enhance an organization's ability to make more efficient use of its appointment schedule reducing cancellations and no-shows and saving valuable staff hours of tedious phone calling. In September 2003, iVoice announced its intention to distribute the Trey shares, its Automatic Reminder business to its shareholders upon effectiveness of required Securities and Exchange Commission filings and final approval by the Board of Directors of the terms and conditions of the distribution, including the assets and liabilities to be distributed and the desirability or requirement of any shareholder approval.

      The Automatic Reminder is a Microsoft(R) Windows(R) based software application that automatically initiates a telephone call to a client or patient to verify a set appointment or reservation time. The information necessary to place the call is retrieved from a database of information that includes the client or patients name, phone number and previously set appointment time. Using a graphical user interface, Reminder can be easily configured to call a user's clients or patients one time or multiple times, on different phones, in different languages, and at different times. Reminder also provides statistics on calls placed such as calls attempted, calls completed, intercepted, retried, and busy/no answer calls with its innovative call reporting feature. Through a series of steps that includes pre-recorded prompts, the Reminder asks call recipients to confirm his or her appointment or to cancel and request rescheduling of their appointment by pressing a key on their telephone keypad.

      The potential market for the Reminder includes any business or professional organization that sets appointments or reservations and desires verification of those appointments or reservations. Appointment verification provides the business or professional organization ample time to make necessary scheduling changes due to "no-shows" or re-scheduling. The ability of an organization to make more efficient use of its appointment schedule can provide that organization with an increased number of kept appointments and in turn enhance profitability for a business or professional organization.

      The Automatic Reminder source code was developed by and purchased by iVoice from an unrelated third party. After the original purchase of the software codes, iVoice technical personnel made modifications to the software and product documentation to make it more user friendly. Costs incurred to make the modifications to the original source codes were expensed. As a product line of its former parent company, iVoice, Inc., the Reminder generated inconsequential revenues for the past three fiscal years. Management believes that the market for the Reminder had been generally inconsistent with the customer base for the other iVoice products. As a result, iVoice has devoted less marketing effort to the Reminder software applications.

      The Company intends to market the Reminder directly to professionals such as physicians, dentists, accountants, attorneys, salons, restaurants and any other appointment setting business, organization or association through mediums such as business and trade publications, on-line advertising, broadcast faxing, and radio spots.

      In addition to the current product offerings, Trey hopes to develop additional features and functions to the Automatic Reminder software that will expand its market to include surveying, order taking and third party paging capabilities.

      Trey intends to seek to expand its operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of Trey. There can be no assurance that Trey will be able to identify, successfully integrate or manage profitably any such businesses or operations. The proposed expansion may involve a number of special risks, including possible adverse effects on Trey's operating results, diversion of management attention, inability to retain key personnel, risks associated with unanticipated events and the financial statement effect of potential impairment of acquired intangible assets, any of which could have a materially adverse effect on Trey's business, financial condition and results of operations. In addition, if competition for acquisition candidates or assumed operations were to increase, the cost of acquiring businesses or assuming customers' operations could increase materially. The inability of Trey to implement and manage its expansion strategy successfully may have a material adverse effect on the business and future prospects of Trey. Furthermore, through the acquisition of additional businesses, Trey may effect a business acquisition with a target business which may be financially unstable, under-managed, or in its early stages of development or growth. While Trey may, under certain circumstances, seek to effect business acquisitions with more than one target business, as a result of its limited resources, Trey, in all likelihood, will have the ability to effect only a single business acquisition at one time. However, at this time, Trey does not have plans, contracts, or other agreements relating to any future acquisition.

                      Why iVoice Sent This Document To You

      iVoice, Inc. (iVoice) sent you this document because you were an owner of iVoice common stock on the record date. This entitles you to receive a pro rata distribution of one share of Class A Common Stock of Trey Resources, Inc. ("Trey"), which is currently a wholly owned subsidiary of iVoice, for every 1,200 iVoice shares you owned on that date. Of such shares, approximately 83% will be retained in an escrow account with our transfer agent for a period of 12 months from the date of the distribution, following which, these too will be distributed to you. While the shares are held in escrow, you may not sell, transfer, pledge, option or otherwise dispose of any interest in such shares. No action is required on your part to participate in the Distribution and you do not have to pay cash or other consideration to receive your Trey shares.

      This document describes Trey's businesses, the relationship between iVoice and Trey, and how this transaction benefits iVoice and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the Trey shares that you will receive in the Distribution. You should be aware of certain risks relating to the Distribution and Trey's businesses, which are described in this document beginning on page 14.

About Us

      Our principal office is located at 750 Highway 34, Matawan, New Jersey 07747. Our telephone number is (732) 441-7700.

Questions And Answers About The Distribution

      The following section answers various questions that you may have with respect to the pro rata distribution to iVoice stockholders of the approximately 65% of the outstanding shares of Trey Class A Common Stock. We refer to this distribution in this information statement as the Distribution.

Q: When Will The Distribution Occur?

      A: iVoice currently anticipates completing the Distribution on or about the effective date of the registration statement. The record date for the distribution is October 13, 2003.

Q: What Will I Receive As A Result Of The Distribution?

      A: For every 1,200 shares of iVoice common stock that you own of record on October 13, 2003, you will receive one share of Trey Class A Common Stock. Of such shares, approximately 83% will be retained in an escrow account with our transfer agent for a period of 12 months from the date of the distribution, following which, these too will be distributed to you. For example, if you own 12,000 shares of iVoice common stock on October 13, 2003 you will receive 10 shares of Trey Class A Common Stock. Approximately two shares will be distributed to you on the initial Distribution Date and the other approximately eight shares will be distributed to you out of escrow 12 months later. While the shares are held in escrow, you may not sell, transfer, pledge, option or otherwise dispose of any interest in such shares. If you own a number of shares of iVoice common stock that is not a multiple of 1,200, then the number of shares of Trey Class A Common Stock you will receive based on the one-for-1,200 conversion ratio will be rounded down to the next higher number of shares. No Fractional Shares will be issued.

      iVoice will distribute the Trey shares by book entry. If you are a record holder of iVoice stock, instead of physical stock certificates, you will receive from Trey's transfer agent shortly after the effective date of the registration statement, a statement of your book entry account for the Trey shares distributed to you. Following the Distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement. If you are not a record holder of iVoice stock because your shares are held on your behalf by your stockbroker or other nominee, your Trey shares should be credited to your account with your stockbroker or nominee after the effective date of the registration statement.

Q: What Do I Have To Do To Receive My Trey Shares?

      A: Nothing. Your Trey shares will be either reflected in an account statement that Trey's transfer agent will send to you shortly after the effective date of the registration statement or credited to your account with your broker or nominee after the effective date of the registration statement.

Q: When Will I Receive My Trey Shares?

      A: If you hold your iVoice shares in your own name, your account statement will be mailed to you after the effective date of the registration statement. You should allow several days for the mail to reach you.

      If you hold your iVoice shares through your stockbroker, bank or other nominee, you are probably not a stockholder of record and your receipt of Trey shares depends on your arrangements with the nominee that holds your iVoice shares for you. iVoice anticipates that stockbrokers and banks generally will credit their customers' accounts with Trey shares after the effective date of the registration statement, but you should check with your stockbroker, bank or other nominee. See The Distribution--Manner of Effecting the Distribution beginning on page 45.

Q: Where Will My Trey Shares Be Traded?

      A: We anticipate that Trey's shares will be listed on the Over The Counter Bulletin Board under the proposed symbol TREY. Trading of the Trey shares may commence on a when-issued basis prior to the Distribution. See The Distribution--Listing and Trading of the Trey Shares beginning on page 47.

Q: What If I Want To Buy Or Sell iVoice Shares Or Trey Shares?

      A: You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor. Neither Trey nor iVoice makes recommendations on the purchase, retention or sale of shares of iVoice common stock or Trey Class A Common Stock.

      The shares distributed to you on the date of the Distribution may be traded immediately. You will be unable to trade the shares that are held in escrow for a period of 12 months following the Distribution, until the shares are released from escrow.

      If you do decide to buy or sell any shares, you should make sure your stockbroker, bank or other nominee understands whether you want to buy or sell iVoice common stock or Trey Class A Common Stock, or both. The following information may be helpful in discussions with your stockbroker, bank or other nominee.

      There is not currently a public market for the Trey Class A Common Stock, although a when-issued market may develop prior to completion of the Distribution. When-issued trading refers to a transaction made conditionally because the security has been authorized but is not yet issued or available. Even though when-issued trading may develop, none of these trades would settle prior to the effective date of the Distribution, and if the Distribution does not occur, all when-issued trading will be null and void. On the first trading day following the date of the Distribution, when-issued trading in respect of Trey's Class A Common Stock will end and regular-way trading will begin. Regular-way trading refers to trading after a security has been issued and typically involves a transaction that settles on the third full business day following the date of a transaction. We anticipate that Trey's shares will be listed on the Over The Counter Bulletin Board under the proposed symbol TREY.

      iVoice's common stock may also trade on a when-issued basis on the Over The Counter Bulletin Board, reflecting an assumed post-Distribution value for iVoice common stock. When-issued trading in iVoice common stock, if available, could last from on or about the later to occur of (1) the record date or (2) the effectiveness of the registration statement filed by Trey with the Securities and Exchange Commission, through the effective date of the Distribution. If when-issued trading in iVoice common stock is available, iVoice stockholders may trade iVoice common stock prior to the effective date of the Distribution in either the when-issued market or in the regular market for iVoice common stock. If a stockholder trades in the when-issued market, he will have no obligation to transfer to a purchaser of iVoice common stock the Trey Class A Common Stock that he receives in the Distribution. If a stockholder trades in the regular market, the shares of iVoice common stock traded will be accompanied by due bills representing the Trey Class A Common Stock to be distributed in the Distribution. If when-issued trading in iVoice common stock is not available, neither the iVoice common stock nor the due bills may be purchased or sold separately during the period from the record date through the effective date of the Distribution. If a when-issued market for iVoice common stock develops, an additional listing for iVoice common stock will appear on the Over The Counter Bulletin Board. Differences will likely exist between the combined value of when-issued Trey Class A Common Stock plus when-issued iVoice common stock and the price of iVoice common stock during this period.

      Purchases and sales of iVoice common stock with the right to receive shares of Trey Class A Common Stock should generally settle in the customary three business day settlement period. Purchases and sales of iVoice common stock without the right to receive shares of the Trey Class A Common Stock and purchases and sales of Trey Class A Common Stock without the right to receive iVoice common stock are expected to settle four business days following the date account statements for the Trey shares are mailed. You should check with your stockbroker, bank or other nominee for details. See The Distribution--Listing and Trading of the Trey Shares beginning on page 47.

Q: How Will The Distribution Affect The Amount Of Dividends On My iVoice Shares?

      A: iVoice has not paid cash dividends in the past, and we anticipate that following the Distribution, neither Trey nor iVoice will pay cash dividends. However, no formal action has been taken with respect to future dividends, and the declaration and payment of dividends by Trey and iVoice will be at the sole discretion of their respective boards of directors.

Q: Will I Have To Pay Taxes On The Trey Shares That I Receive?

      A: Yes. You will be required to pay income tax on the value of your shares of Trey Class A Common Stock received as a dividend. We expect that the dividend will be taxed as ordinary income to the extent of the value of the shares you receive. In addition, you will have to pay taxes on any shares that you receive as a result of the rounding up of fractional shares. Furthermore, you may be required to pay income tax on the shares of Class A Common Stock that are delivered into the escrow account even though they will not be available to you to sell. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution. See Risk Factors--Risks Relating to the Distribution beginning on page 23 and The Distribution--Federal Income Tax Consequences of the Distribution beginning on page 48.

Q: Will There Be Any Change In The United States Federal Tax Basis Of My iVoice Shares As A Result Of The Distribution?

      A: Yes, your tax basis in your iVoice shares will be reduced. If you are the record holder of your iVoice shares, you will receive information with your account statement that will help you calculate the adjusted tax basis for your iVoice shares, as well as the tax basis for your Trey shares. If you are not the record holder of your iVoice shares because your shares are held on your behalf by your stockbroker or other nominee, you should contact your stockbroker or nominee for help in determining the tax basis for your iVoice shares, as well as the tax basis for your Trey shares. See The Distribution--Federal Income Tax Consequences of the Distribution beginning on page 48.

Q: Where Can I Get More Information?

      A: If you have any questions relating to the mechanics of the Distribution and the delivery of account statements, you can contact the Distribution Agent:

Fidelity Transfer Company
1800 South West Temple, Suite 301,
Salt Lake City, Utah 84115
(801) 484-7222.

For other questions related to the Distribution, iVoice or Trey, please contact Investor Relations at iVoice, at (732) 441-7700 and say "investor relations." After the Distribution, Trey stockholders with inquiries relating to the Distribution or their Trey Shares should contact:

Fidelity Transfer Company
1800 South West Temple, Suite 301,
Salt Lake City, Utah 84115
(801) 484-7222.

After the Distribution, iVoice stockholders with inquiries relating to the Distribution or their investment in iVoice should contact:

iVoice, Inc.
750 Highway 34
Matawan, NJ 07747
(732)-441-7700

After the Distribution, Trey stockholders with inquiries relating to the Distribution or their investment in Trey should contact:

Trey Resources, Inc.
750 Highway 34
Matawan, NJ 07747
(732)-441-7700
Attention: Investor Relations

                           SUMMARY OF THE DISTRIBUTION

Distributing company

                  iVoice, Inc., a Delaware corporation. As used in this prospectus, the term iVoice includes iVoice, Inc. and its wholly-owned and majority-owned subsidiaries, other than our company, as of the relevant date, unless the context otherwise requires.

Distributed company

                  Trey Resources, Inc., a Delaware corporation. As used in this prospectus, the terms Trey, we, our, us and similar terms means Trey Resources, Inc., as of the relevant date, unless the context otherwise requires.

Trey shares to be
distributed

                  iVoice will distribute to iVoice stockholders an aggregate of approximately 3,000,000 shares of Class A Common Stock, par value $.00001 per share, of Trey, based on approximately 4,600,000,000 iVoice shares outstanding on the record date (assuming iVoice options and convertible securities are exercised or converted prior to the record date). Of such shares, approximately 83% will be retained in an escrow account with our transfer agent for a period of 12 months from the date of the distribution, following which, these too will be distributed to you. While the shares are held in escrow, you may not sell, transfer, pledge, option or otherwise dispose of any interest in such shares. The Trey Shares to be distributed will constitute approximately 65% of the Trey Shares outstanding (the remaining shares having been issued to certain affiliates) after the Distribution. Immediately following the Distribution, iVoice and its subsidiaries will not own any Trey Shares and Trey will be an independent public company.

Record date

                  If you owned iVoice shares at the close of business on October 13, 2003 (the Record Date), then you will receive Trey Shares in the Distribution.

Distribution Date

                  We currently anticipate that the Distribution will occur near the effective date of the registration statement. If you are a record holder of iVoice stock, instead of physical stock certificates you will receive from Trey's transfer agent shortly after the effective date of the registration statement a statement of your book entry account for the Trey Shares distributed to you. If you are not a record holder of iVoice stock because such shares are held on your behalf by your stockbroker or other nominee, your Trey Shares should be credited to your account with your stockbroker or other nominee after the effective date of the registration statement. Following the Distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement.

Distribution

                  On the Distribution Date, the distribution agent identified below will begin distributing certificates representing our Class A Common Stock to iVoice stockholders. You will not be required to make any payment or take any other action to receive your shares of our Class A Common Stock. The distributed shares of our Class A Common Stock will be freely transferable unless you are one of our affiliates. You will be unable to trade the shares that are held in escrow for a period of 12 months following the distribution, until the shares are released from escrow.

Distribution ratio

                  You will receive one share of Trey Class A Common Stock for every 1,200 shares of iVoice common stock you held on the record date.

Distribution agent

                  Fidelity Transfer Company. Their address is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. Their telephone number is (801) 484-7222.

Transfer Agent and Registrar
for the Trey Shares

                  Fidelity Transfer Company. Their address is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. Their telephone number is (801) 484-7222

Fractional shares of our
common stock

                  iVoice will not distribute any fractional shares of Trey Class A Common Stock. In lieu of distributing a fraction of a share of our Class A Common Stock to any iVoice stockholder, fractional shares will be rounded down to the next higher whole number of shares.

Trading market

                  We anticipate that our Class A Common Stock will be traded on the Over The Counter Bulletin Board under the proposed symbol TREY. No public trading market for our Class A Common Stock currently exists. However, a trading market for the entitlement to receive shares of our Class A Common Stock in the distribution, referred to as a when-issued market, may develop on or after the record date for the distribution.

Dividend policy

                  We currently do not intend to pay cash dividends on our Class A Common Stock.

Risk factors

                  The distribution and ownership of our Class A Common Stock involve various risks. You should read carefully the factors discussed under Risk Factors beginning on page 14.

Federal income tax
consequences

                  iVoice and Trey do not intend for the Distribution to be tax-free for U.S. federal income tax purposes. You will be required to pay income tax on the value of your shares of Trey Class A Common Stock received as a dividend. [We expect that the dividend will be taxed as ordinary income to the extent of the value of the shares you receive.] Furthermore, you may be required to pay income tax on the shares of Class A Common Stock that are delivered into the escrow account even though they will not be available to you to sell. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

Our relationship with iVoice
after the distribution

                  Prior to the Distribution, iVoice and Trey have entered or will enter into agreements to transfer to Trey selected assets and liabilities of iVoice related to Trey's business, to arrange for the temporary continued provision of certain services by each company to the other, to make arrangements for the Distribution and to define the ongoing relationships between iVoice and Trey. Trey will sublease office space from iVoice on a temporary basis after the Distribution, and the companies will provide certain services to each other on a transitional basis. In addition, iVoice and Trey will enter into an agreement providing for the sharing of taxes incurred by them prior to the Distribution and providing certain indemnification rights with respect to tax matters. After the Distribution, we anticipate that one of the two directors will also be a director of iVoice. After the Distribution, arrangements with iVoice may not be deemed to be on an "arms-length" basis because of the relationships between the boards of directors and executive officers of Trey and iVoice, but we will seek to establish terms and conditions at least as favorable as those that could be obtained from an independent third party.

Board of Directors
of Trey

                  After the Distribution, Trey is expected to have an initial board of two directors. After their initial term, directors will serve one-year terms. One person expected to serve on Trey's initial board of directors is not currently a director of iVoice. Jerome R. Mahoney expects to remain on iVoice's board following the Distribution Date.

Management of Trey

                  No current executive officers of iVoice will serve as executive officers of Trey after the Distribution. Mr. Mahoney will continue to serve as Chairman of the Board and Chief Executive Officer of iVoice and Chairman of the Board of Trey, and Mark Meller will serve as President and Chief Financial Officer of Trey. Neither of Mr. Mahoney nor Mr. Meller will provide services to Trey on a full-time basis.

Certain Anti-takeover
Effects

                  Some of the provisions of Trey's certificate of incorporation and bylaws may have the effect of making the acquisition of control of Trey in a transaction not approved by Trey's board of directors more difficult. Moreover, some of the provisions of the agreement providing for tax disaffiliation and other tax-related matters that Trey will enter into in connection with the Distribution could discourage potential acquisition proposals.

Stockholder inquiries

                  Any persons having inquiries relating to the distribution should contact the Shareholder Services department of the distribution agent at (801) 484-7222 or Trey, in writing at Trey Resources, Inc., 750 Highway 34, Matawan, NJ 07747
                  Attention: Investor Relations, or by email at information@ivoice.com, or by telephone at (732) 441-7700.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                                   For the Six          For the Six
                                                  Months Ended          Months Ended       For the Year Ended     For the Year Ended
                                                  June 30, 2003        June 30, 2002       December 31, 2002      December 31, 2001
                                                  -------------        -------------       -----------------      -----------------
Statement of Operation Data:

Sales                                               $  1,350             $  1,050              $  1,050               $  2,134
Cost of Sales                                          9,435                9,000                    --                    353
Gross Profit                                          (8,095)              (7,950)                1,050                  1,781
Selling, General and Administrative Expenses          46,062                3,930                22,058                 33,120
Loss from operations                                 (54,147)             (11,880)              (21,008)               (31,339)
Net Loss                                             (58,671)             (12,971)              (21,429)               (34,697)

                                                                         June 30, 2003      December 31, 2002
                                                                         -------------      -----------------
Balance Sheet Data:

Current Assets                                                             $ 32,464                  --
Intangibles                                                                  18,000              27,000
liabilities                                                                  68,783                 314
Stockholders' equity (deficiency)                                           (18,319)             26,686

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This information statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Trey and iVoice base these forward-looking statements on their respective expectations and projections about future events which Trey and iVoice have derived from the information currently available to them. In addition, from time to time, Trey or iVoice or their representatives may make forward-looking statements orally or in writing. Furthermore, forward-looking statements may be included in Trey's and iVoice's filings with the Securities and Exchange Commission or press releases or oral statements made by or with the approval of one of their executive officers. For each of these forward-looking statements, Trey and iVoice claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or Trey's or iVoice's future performance, including but not limited to:

o     benefits resulting from the distribution;
o     possible or assumed future results of operations;
o     future revenue and earnings; and
o     business and growth strategies.

      Forward-looking statements are those that are not historical in nature, particularly those that use terminology such as may, could, will, should, likely, expects, anticipates, contemplates, estimates, believes, plans, projected, predicts, potential or continue or the negative of these or similar terms. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors with respect to Trey or iVoice: (1) the uncertainty of general business and economic conditions, including the potential for a more severe slowdown in business and governmental and consumer spending on information technology, telecommunication equipment and software;
(2) the impact of competition, both expected and unexpected; (3) adverse developments, outcomes and expenses in either company's legal proceedings; (4) the risk that underlying assumptions or expectations related to the Distribution prove to be inaccurate or unrealized; (5) either company's inability to realize the anticipated benefits of strategic and operational initiatives related to increased productivity, product enhancement and new product development, technological advances, and the achievement of sales growth; and (6) those described under Risk Factors beginning on this page 14.

      Forward-looking statements are only predictions and speak only as of the date they are made. Readers are cautioned not to place undue reliance on forward-looking statements. The forward-looking events discussed in this information statement and other statements made from time to time by Trey or iVoice or their representatives may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about Trey and iVoice. Except for their ongoing obligations to disclose material information as required by the federal securities laws, Trey and iVoice are not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this information statement and in other statements made from time to time by Trey or iVoice or their representatives might not occur.

                                  RISK FACTORS

      You should carefully consider each of the following risk factors and all of the other information in this information statement. The following risks relate principally to the Distribution and Trey's business. The risks and uncertainties described below are not the only ones Trey will face. Additional risks and uncertainties not presently known to Trey or that it currently believes to be immaterial may also adversely effect Trey's business.

      If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of operations of Trey could be materially adversely effected. If that happens, the trading prices of Trey Shares could decline significantly.

      The risk factors below contain forward-looking statements regarding the Distribution and Trey. Actual results could differ materially from those set forth in the forward-looking statements. See Cautionary Statement Regarding Forward-Looking Statements above.

RISKS RELATED TO OUR BUSINESS

TREY WILL FACE MANY OF THE DIFFICULTIES THAT COMPANIES IN THE EARLY STAGE MAY FACE.

      We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

o Substantial delays and expenses related to testing and development of our new products,
o Marketing and distribution problems encountered in connection with our new and existing products and technologies,
o     Competition from larger and more established companies,
o     Delays in reaching our marketing goals,
o Difficulty recruiting qualified employees for management and other positions;
o     Lack of sufficient customers, revenues and cash flow.
o     Limited financial resources;

      As a result of the Company's limited operating history, the currently difficult economic conditions of the telecommunications marketplace, proposed government restrictions on telemarketing activities and the emerging nature of automated call dialing industries, it may be difficult for you to assess our growth and earnings potential. The Company believes that due primarily to the relatively brief time automated call placing has been available to the general public, there has not yet been developed, implemented and demonstrated a commercially viable business model from which to successfully operate any form of business that relies on the products and services that we intend to market, sell, and distribute. Therefore, we have faced many of the difficulties that companies in the early stages of their development often face. These have included, among others:

TREY HAS NO OPERATING HISTORY AS AN INDEPENDENT PUBLIC COMPANY AND MAY BE UNABLE TO OPERATE PROFITABLY AS A STAND-ALONE COMPANY

      Although iVoice has operated as a reporting public company since 1999 and has sold computerized telephony software since 1997, Trey does not have an operating history as an independent public company. Historically, since the businesses that comprise each of Trey and iVoice have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. After the Distribution, Trey will be able to rely only on the Automatic Reminder software business for such requirements. The Automatic Reminder software business has operated at a loss in the past for iVoice, and there can be no assurance that, as an independent company, such losses will not continue or increase. Additionally, Trey's business has relied on iVoice for various financial, administrative and managerial expertise in conducting its operations. Following the Distribution, Trey will maintain its own credit and banking relationships and perform its own financial and investor relations functions. There can be no assurance that Trey will be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, or that the development of such structure will not require a significant amount of management's time and other resources.

TREY'S MANAGEMENT WILL RECEIVE IN EXCESS OF $1,000,000 DURING THE FIRST YEAR FOLLOWING THE DISTRIBUTION.

      Upon the completion of the Distribution, each of Jerome Mahoney, the Chairman of the Board and Mark Meller, the President of Trey will receive payments of $350,000. In addition, each of Mr. Mahoney and Mr. Meller will receive salaries of $180,000 per year following the Distribution. Neither Mr. Mahoney nor Mr. Meller will be providing full-time services to Trey. In addition, since Messrs. Mahoney and Meller are the sole members of Trey's Board of Directors, no independent authority will be available to monitor their performance. To the extent that Trey has limited sales and expects to incur losses in the future, these payments will place an extreme burden on Trey's financial condition and results of operations.

TREY'S FUTURE REVENUE AND OPERATING RESULTS ARE UNPREDICTABLE AND MAY FLUCTUATE

      Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

o the timing of sales of our products and services, particularly in light of our minimal sales history,
o     difficulty in keeping current with changing technologies,
o unexpected delays in introducing new products, new product features and services,
o increased expenses, whether related to sales and marketing, product development or administration,
o deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects,
o     the mix of product license and services revenue,
o     costs related to possible acquisitions of technology or businesses.

TREY'S HISTORICAL FINANCIAL INFORMATION MAY BE OF LIMITED RELEVANCE

      The financial statements of Trey include the accounts of the Automatic Reminder software division of iVoice's operations and have been prepared on the historical cost basis in accordance with accounting principles generally accepted in the United States and present Trey's financial position, results of operations, and cash flows as derived from iVoice's historical financial statements. Certain iVoice assets, liabilities and expenses have been allocated to Trey based on an estimate of the proportion of corporate amounts allocable to Trey, using such factors as revenues, number of employees, and other relevant factors.

      The historical financial information included in this registration statement does not reflect the results of operations, financial position and cash flows of Trey in the future and only estimates the results of operations, financial position and cash flows of Trey had it operated as a separate stand-alone entity during the periods presented. The financial information included herein does not reflect any changes that may occur in the funding and operations of Trey as a result of the Distribution.

IVOICE'S OPERATIONS DEMONSTRATE A HISTORY OF NET LOSSES AND CASH FLOW SHORTFALLS AND TREY'S LIKELY WILL AS WELL

      iVoice's operations, of which Trey was part, has incurred recurring operating losses and has a working capital deficiency. iVoice used cash in operations of approximately $352,000 during the year ended December 31, 2002, has a history of net losses, and will need additional financing to continue as a going concern. iVoice had a cash balance of approximately $560,000 at December 31, 2002 and current liabilities exceeded current assets by approximately $720,000 at that date. iVoice had a stockholders' deficit of approximately $382,000 at December 31, 2002. iVoice has been and continues to be dependent upon outside and related party financing to develop and market their software products, perform their business development activities, and provide for ongoing working capital requirements. During the year ended December 31, 2002, substantially all of this financing has been provided by related parties. Trey has no cash and no sales. Accordingly, there is no reason to believe that Trey will have operations separately that fare any better than those of iVoice.

      Trey has received a report from their independent auditors for their fiscal year ended December 31, 2002 containing an explanatory paragraph that describes the uncertainty regarding their ability to continue as a going concern due to their historical negative cash flow and because, as of the date of the auditor's opinion, they did not have access to sufficient committed capital to meet their projected operating needs for at least the next 12 months.

      There can be no assurance that management's plans will be successful or what other actions may become necessary. Any inability to raise capital may require us to reduce the level of our operations. Such actions could have a material adverse effect on our business and operations and result in charges that could be material to our business and results of operations.

IVOICE'S EARNINGS AND STOCK PRICE WILL BE SUBJECT TO SIGNIFICANT FLUCTUATIONS

      Due to the factors noted in this information statement, our earnings and stock price will be subject to significant volatility, particularly on a quarterly basis. iVoice has previously experienced shortfalls in revenue and earnings from levels expected by investors, which have had an immediate and significant adverse effect on the trading price of its common stock. This may occur for Trey in the future.

IF iVOICE OR TREY LOSE THE SERVICES OF ANY KEY PERSONNEL, INCLUDING OUR CHIEF EXECUTIVE OFFICER OR OUR DIRECTORS, OUR BUSINESS MAY SUFFER

      We are dependent on our key officers, including Jerome R. Mahoney and Mark Meller, our Chairman of the Board and our President, respectively, our directors, and our key employees in our finance, technology, sales and marketing operations. Our business could be negatively impacted if we were to lose the services of one or more of these persons. To minimize the effects of such loss, both of iVoice and Trey have entered into employment contracts with Jerome Mahoney and Mark Meller but neither Mr. Mahoney nor Mr. Meller is party to a non-compete agreement with Trey. Consequently, this may have an adverse effect on the business.

OUR POTENTIAL FUTURE BUSINESS ACQUISITIONS MAY BE UNPREDICTABLE AND MAY CAUSE OUR BUSINESS TO SUFFER

      Trey intends to seek to expand its operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of Trey. There can be no assurance that Trey will be able to identify, successfully integrate or profitably manage any such businesses or operations. The proposed expansion may involve a number of special risks, including possible adverse effects on Trey's operating results, diversion of management attention, inability to retain key personnel, risks associated with unanticipated events and the financial statement effect of potential impairment of acquired intangible assets, any of which could have a materially adverse effect on Trey's business, financial condition and results of operations. In addition, if competition for acquisition candidates or assumed operations were to increase, the cost of acquiring businesses or assuming customers' operations could increase materially. The inability of Trey to implement and manage its expansion strategy successfully may have a material adverse effect on the business and future prospects of Trey. Furthermore, through the acquisition of additional businesses, Trey may effect a business acquisition with a target business which may be financially unstable, under-managed, or in its early stages of development or growth. While Trey may, under certain circumstances, seek to effect business acquisitions with more than one target business, as a result of its limited resources, Trey, in all likelihood, will have the ability to effect only a single business acquisition at one time.

MEMBERS OF TREY'S BOARD OF DIRECTORS AND MANAGEMENT MAY HAVE CONFLICTS OF INTEREST AFTER THE DISTRIBUTION

      One member of the board of directors of Trey will own shares of both Trey and iVoice common stock after the Distribution because of their prior relationship and, in some cases, continuing relationships as directors or executive officers with iVoice. In addition, following the Distribution, we anticipate that one of the initial directors of Trey will also be a director of iVoice, and Mr. Mahoney, the Chairman of the Board of Trey will also continue to serve as the Chairman of the Board and Chief Executive Officer of iVoice. In addition, through his ownership of Class C Common Stock, Mr. Mahoney will have complete control over all aspects of our business and operations. These relationships could create, or appear to create, potential conflicts of interest when Trey's directors and management are faced with decisions that could have different implications for Trey and iVoice. Examples of these types of decisions might include any of the potential business acquisitions made by Trey or the resolution of disputes arising out of the agreements governing the relationship between iVoice and Trey following the Distribution. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely effect the public's perception of Trey following the Distribution.

TREY'S INDUSTRY IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE AND WE WILL NEED TO ADAPT OUR DEVELOPMENT TO THESE CHANGES

      We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

TREY STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION IF FUTURE EQUITY OFFERINGS ARE USED TO FUND OPERATIONS OR ACQUIRE COMPLEMENTARY BUSINESSES

      If working capital or future acquisitions are financed through the issuance of equity securities, such as through the Equity Line of Credit with Cornell Capital Partners, LP (see Certain Relationships and Related Transactions beginning on page __),Trey stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the Trey Shares.

THE TREND TOWARD CONSOLIDATION IN TREY'S INDUSTRY MAY IMPEDE ITS ABILITY TO COMPETE EFFECTIVELY

      As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

TREY FACES INTENSE PRICE-BASED COMPETITION FOR LICENSING OF ITS PRODUCTS

      Price competition is often intense in the software market, especially for computerized telephony software products. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins.

TREY MUST EFFECTIVELY ADAPT TO CHANGES IN THE DYNAMIC TECHNOLOGICAL ENVIRONMENT OF TELECOMMUNICATIONS IN A TIMELY MANNER

      Critical issues concerning the commercial use of telecommunications, including security, reliability, cost, ease of use, accessibility, quality of service or potential tax or other government regulation, remain unresolved and may affect the use of telecommunications as a medium to distribute or support our software products and the functionality of some of our products. If we are unsuccessful in timely assimilating changes in the Telecommunications environment into our business operations and product development efforts, our future net revenues and operating results could be adversely effected.

TREY MAY BE UNSUCCESSFUL IN DEVELOPING NEW DISTRIBUTION CHANNELS

      Due to our limited operating history, we currently offer products directly to end-users and through dealer and reseller channels established by iVoice. We may not be able to effectively develop our own network of resellers to distribute our software products. We may also be unsuccessful in utilizing rapidly evolving distribution and marketing technologies to develop these distribution channels. The adoption of new channels may adversely impact existing channels and/or product pricing, which may reduce our future revenues and profitability.

PRODUCT RETURNS MAY AFFECT TREY'S REVENUES

      Product returns can occur when we introduce upgrades and new versions of products or when distributors or retailers have excess inventories. Our return policy allows distributors, subject to various limitations, to return products in exchange for new products or for credit towards future products. End users may return our products through dealers and distributors within a reasonable period from the date of license for a full refund. In addition, retailers may return older versions of our products. We estimate and maintain reserves for product returns. However, future returns could exceed the reserves we have established, which could have a material adverse effect on our operating results.

TREY MAY DEPEND ON DISTRIBUTION BY VALUE ADDED RESELLERS AND DISTRIBUTORS FOR A SIGNIFICANT PORTION OF REVENUES

      We may distribute some of our products through value added resellers and distributors. To effectively do so, we must establish and maintain good working relationships with additional resellers and distributors. No such relationships currently exist. If we are unsuccessful in establishing and maintaining relationships with additional value added resellers and distributors, or if these resellers and distributors are unsuccessful in reselling our products, our future net revenues and operating results may be adversely effected.

THE RESULTS OF TREY'S RESEARCH AND DEVELOPMENT EFFORTS ARE UNCERTAIN

      We believe that we will need to make research and development expenditures to create new uses and new features to our products to remain competitive. While we perform usability and beta testing of new products, the products we are currently developing or may develop in the future may not be technologically successful. If they are not technologically successful, our resulting products may not achieve market acceptance and our products may not compete effectively with products of our competitors currently in the market or introduced in the future.

THE LENGTH OF THE PRODUCT DEVELOPMENT CYCLE IS DIFFICULT TO PREDICT

      The length of our product development cycle has generally been greater than we originally expected. We are likely to experience delays in future product development. These delays could have a material adverse effect on the amount and timing of future revenues.

TREY MUST MANAGE AND RESTRUCTURE ITS OPERATIONS EFFECTIVELY

      We continually evaluate our product and corporate strategy. We have in the past undertaken, and will in the future undertake, organizational changes and/or product and marketing strategy modifications. These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes. Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts.

TREY MUST ATTRACT AND RETAIN PERSONNEL WHILE COMPETITION FOR PERSONNEL IN THIS INDUSTRY IS INTENSE

      We believe that our future success will depend in part on our ability to recruit and retain highly skilled management, sales and marketing and technical personnel. Competition in recruiting personnel in the software industry is intense. To accomplish this, we believe that we must provide personnel with a competitive compensation package, including stock options, which may require ongoing stockholder approval.

TREY SOFTWARE MAY BE SUBJECT TO DEFECTS AND PRODUCT LIABILITY

      Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Defects and errors could be found in current versions of our products; future upgrades to current products or newly developed and released products. Software defects could result in delays in market acceptance or unexpected reprogramming costs, which could materially adversely affect our operating results. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions limiting our liability may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim could have a material adverse effect on our business, operating results and financial condition.

TREY RELIES ON THIRD PARTY TECHNOLOGIES

      Our software products are designed to run on certain operating systems and with certain hardware. Although we believe that the operating systems and necessary hardware are and will be widely utilized by businesses in the corporate market, no assurances can be given that these businesses will actually adopt such technologies as anticipated or will not in the future migrate to other computing technologies that we do not support. Moreover, if our products and technology are not compatible with new developments from these companies, as to which there can be no assurances, our business, results of operations and financial condition could be materially and adversely effected.

TREY FACES AGGRESSIVE COMPETITION IN MANY AREAS OF THE BUSINESS AND THE BUSINESS WILL BE HARMED IF TREY FAILS TO COMPETE EFFECTIVELY

      We encounter aggressive competition from numerous competitors in many areas of our business. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. We may not be able to compete effectively with these competitors. To remain competitive, we must develop new products and periodically enhance our existing products in a timely manner. We anticipate that we may have to adjust the prices of many of our products to stay competitive. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines. The market in which we compete is influenced by the strategic direction of major computer hardware manufacturers and operating system software providers. Our competitiveness depends on our ability to enhance existing products and to offer successful new products on a timely basis. We have limited resources and must restrict product development efforts to a relatively small number of projects.

QUARTERLY FINANCIAL RESULTS ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS WHICH COULD CAUSE TREY'S STOCK PRICE TO DECLINE

      We expect that we will be subject to substantial fluctuations in quarterly net revenues and operating results. Fluctuations may be caused by a number of factors including, but not limited to, the following:

o the timing and volume of customer orders, customer cancellations, and reductions in orders by our distributors;
o     the timing and amount of our expenses;
o     the introduction of competitive products by existing or new competitors;
o     reduced demand for any given product;
o seasonality in the end-of-period buying patterns of foreign and domestic software markets; and
o     the market's transition between operating systems.

      Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decline.

TREY'S MANAGEMENT TEAM IS NEW AND ITS WORKING RELATIONSHIPS ARE UNTESTED

      We have only recently assembled our management team as part of the distribution and changes in our operating structure. Some members of our management team have worked with each other in the past, although at this time we cannot assess the effectiveness of their working relationships after the distribution.

TREY RELIES ON INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

      We regard our software as proprietary and underlying technology as proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and copyright, patent, trademark and trade secret laws.

      We do not have any patents or statutory copyrights on any of our proprietary technology that we believe to be material to our future success. Our future patents, if any, may be successfully challenged and may not provide us with any competitive advantages. We may not develop proprietary products or technologies that are patentable and other parties may have prior claims.

      In selling our products, we rely primarily on shrink-wrap licenses that are not signed by licensees. Therefore, such licenses may be unenforceable under the laws of some jurisdictions. In addition, existing copyright laws afford limited practical protection. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as do the laws of the United States.

      Patent, trademark and trade secret protection is important to us because developing and marketing new technologies and products is time-consuming and expensive. We do not own any U.S. or foreign patents or registered intellectual property. We may not obtain issued patents or other protection from any future patent applications owned by or licensed to us.

      Our competitive position is also dependent upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.

      There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology substantially equivalent or superseding proprietary technology. Furthermore, there can be no assurance that any confidentiality agreements between us and our employees will provide meaningful protection of our proprietary information, in the event of any unauthorized use or disclosure thereof. As a consequence, any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations.

TREY MAY BECOME INVOLVED IN FUTURE LITIGATION, WHICH MAY RESULT IN SUBSTANTIAL EXPENSE AND MAY DIVERT OUR ATTENTION FROM THE IMPLEMENTATION OF OUR BUSINESS STRATEGY

      We believe that the success of our business depends, in part, on obtaining intellectual property protection for our products, defending our intellectual property once obtained and preserving our trade secrets. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from our business, and may not adequately protect our intellectual property rights.

      In addition, we may be sued by third parties which claim that our products infringe the intellectual property rights of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in technology patents involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether valid or not, could result in substantial costs, place a significant strain on our financial resources, divert management resources and harm our reputation. Such claims could result in awards of substantial damages, which could have a significant adverse impact on our results of operations. In addition, intellectual property litigation or claims could force us to the following:

o cease licensing, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely effect our revenue;
o obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and
o     redesign our products, which would be costly and time-consuming.

TREY MAY INCUR INCREASED EXPENSES IF THE ADMINISTRATIVE SERVICES AGREEMENT WITH iVOICE IS TERMINATED

      In connection with the Distribution, Trey will enter into an administrative services agreement with iVoice. This agreement will provide that iVoice will provide Trey with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting, and other areas where Trey may need transitional assistance and support following the Distribution. The agreement will generally extend for two years after the Distribution, but may be terminated earlier under certain circumstances, including a default. If the agreement is terminated, Trey may be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which Trey will be required to pay under the administrative services agreement.

RISKS RELATING TO THE DISTRIBUTION

THE DISTRIBUTION MAY CAUSE THE TRADING PRICE OF iVOICE COMMON STOCK TO DECLINE

      Following the Distribution, iVoice expects that its common stock will continue to be listed and traded on the Over The Counter Bulletin Board under the symbol IVOC. There can be no assurance that a trading market will continue for the shares of iVoice common stock or develop for the Trey Shares. As a result of the Distribution, the trading price of iVoice common stock immediately following the Distribution may be substantially lower than the trading price of iVoice common stock immediately prior to the Distribution.

      Further, the combined trading prices of iVoice common stock and the Trey Shares after the Distribution may be less than the trading price of iVoice common stock immediately prior to the Distribution.

SUBSTANTIAL SALES OF TREY COMMON STOCK MAY HAVE AN ADVERSE IMPACT ON THE TRADING PRICE OF THE TREY COMMON STOCK

      After the Distribution, some Trey stockholders may decide that they do not want shares in a company consisting of speech recognition and interactive voice response software operations, and may sell their Trey common stock following the Distribution. If Trey stockholders sell large numbers of shares of Trey common stock over a short period of time, or if investors anticipate large sales of Trey common stock over a short period of time, this could adversely effect the trading price of the Trey common stock.

SUBSTANTIAL SALES OF TREY SHARES MAY HAVE AN ADVERSE IMPACT ON THE TRADING PRICE OF THE TREY SHARES

      Based on the number of shares of iVoice common stock anticipated to be outstanding on the record date, iVoice will distribute to iVoice stockholders a total of approximately 3,000,000 Trey Shares. Under the United States federal securities laws, substantially all of these shares may be resold immediately in the public market, except for (1) Trey Shares held by affiliates of Trey, (2) the Trey shares held in escrow for a period of 12 months, or (3) shares which are issued in respect of restricted shares of iVoice common stock. Some of the iVoice stockholders who receive Trey Shares may decide that they do not want shares in a company consisting of the Automatic Reminder software business, and may sell their Trey Shares following the Distribution. Trey cannot predict whether stockholders will resell large numbers of Trey Shares in the public market following the Distribution or how quickly they may resell these Trey Shares. If Trey stockholders sell large numbers of Trey Shares over a short period of time, or if investors anticipate large sales of Trey Shares over a short period of time, this could adversely affect the trading price of the Trey Shares.

THERE CAN BE NO ASSURANCE THAT AN ACTIVE TRADING MARKET FOR TREY COMMON STOCK WILL DEVELOP

      Even though iVoice is currently a publicly held company, there can be no assurance as to whether an active trading market for Trey common stock will be maintained after the Distribution or as to the prices at which the Trey common stock will trade. Some Trey stockholders may decide that they do not want shares in a company consisting of speech recognition and interactive voice response software operations, and may sell their Trey common stock following the Distribution. These and other factors may delay or hinder the return to an orderly trading market in the Trey common stock following the Distribution. Whether an active trading market for Trey common stock will be maintained after the Distribution and the prices for Trey common stock will be determined in the marketplace (which may be influenced by many factors, including the depth and liquidity of the market for the shares, Trey's results of operations, changes in economic conditions in its industries and general economic and market conditions) is not known. Market fluctuations could have a material adverse impact on the trading price of the Trey common stock.

THERE HAS NOT BEEN ANY PRIOR TRADING MARKET FOR THE TREY SHARES AND THERE CAN BE NO ASSURANCE THAT ONE WILL DEVELOP

      There is no current trading market for the Trey Shares, although a when-issued trading market may develop prior to completion of the Distribution. We anticipate that the Trey Shares will be listed on the Over The Counter Bulletin Board under the proposed symbol TREY.

      There can be no assurance as to whether the Trey Shares will be actively traded or as to the prices at which the Trey Shares will trade. Some of the iVoice stockholders who receive Trey Shares may decide that they do not want shares in a company consisting of an Automatic Reminder software business, and may sell their Trey Shares following the Distribution. This may delay the development of an orderly trading market in the Trey Shares for a period of time following the Distribution. Until the Trey Shares are fully distributed and an orderly market develops, the prices at which the Trey Shares trade may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for Trey Shares will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, Trey's results of operations, what investors think of Trey and the Automatic Reminder software industry, changes in economic conditions in the Automatic Reminder software industry, and general economic and market conditions. Market fluctuations could have a material adverse impact on the trading price of the Trey Shares.

THE DISTRIBUTION OF TREY SHARES WILL RESULT IN SUBSTANTIAL TAX LIABILITY

      You will be required to pay income tax on the value of your shares of Trey Class A Common Stock received as a dividend. The dividend will be taxed [as ordinary income to the extent of the value of the shares you receive.] In addition, you may have to pay taxes on any shares that you receive as a result of the rounding up of fractional shares. Furthermore, you may be required to pay income tax on the shares of Class A Common Stock that are delivered into the escrow account even though they will not be available to you to sell. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

                                 USE OF PROCEEDS

      Trey will receive no proceeds from the distribution of securities in this Offering.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
                            AND RESULTS OF OPERATIONS

      You should read the following discussion in conjunction with our audited financial statements and related notes included elsewhere in this information statement. Our fiscal year currently ends on December 31, and each of our fiscal quarters ends on the final day of a calendar quarter (each March 31, June 30 and September 30). The following discussion contains forward-looking statements. Please see Forward-Looking Statements for a discussion of uncertainties, risks and assumptions associated with these statements.

Separation From iVoice

      Trey was incorporated under the laws of the State of Delaware on October 3, 2002, as a wholly owned subsidiary of iVoice. Trey will have no material assets or activities until the contribution of the Automatic Reminder software business described in this information statement. After the Distribution, Trey will be an independent public company, with iVoice having no continuing ownership interest in Trey.

      Trey's financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and reflect the historical financial position, results of operations, and cash flows of the business to be transferred to Trey from iVoice as part of the Distribution. The financial information included in this registration statement, however, is not necessarily indicative of what Trey's results of operations or financial position would have been had it operated as an independent company during the periods presented, nor is it necessarily indicative of its future performance as an independent company.

      Trey Industries will operate the Automatic Reminder software business. This business has historically operated as a non-reportable segment of iVoice due to its low sales volume and business activity relative to its other business activities. Even if Trey was to operate the Automatic Reminder business on a stand alone basis, Management is uncertain that sufficient cash to sustain its operations will be generated in the next twelve months, or beyond, by the sales activity of the Automatic Reminder. Trey intends to use a portion of the proceeds from any financing arrangements, on sales and marketing efforts for the Automatic Reminder. It is unclear whether such efforts will result in a reasonably successful operating business due to iVoice's previous lack of sales and marketing efforts on the Automatic Reminder, the Company's lack of operating history, the current economic environment and, more specifically, the uncertainty of the telecommunications market.

      Upon effectiveness of this registration statement, Trey will be allocated the iVoice corporate assets, liabilities and expenses related to the Automatic Reminder software business based on an estimate of the proportion of such amounts allocable to Trey, utilizing such factors as total revenues, employee headcount and other relevant factors. Trey believes that these allocations have been made on a reasonable basis. Trey believes that all costs allocated to Trey are a reasonable representation of the costs that Trey would have incurred if Trey had performed these functions as a stand-alone company.

      In conjunction with the separation of the Automatic Reminder software business from iVoice, Trey will enter into various agreements with iVoice that address the allocation of assets and liabilities, and that define Trey's relationship with iVoice after the Distribution, including a distribution agreement, an administrative services agreement, and a sublease agreement.

      iVoice announced in September, 2003 its intention to distribute our shares to its shareholders upon effectiveness of required Securities and Exchange Commission filings, including this registration statement.

Results of Operations for the Six Months Ended June 30, 2003 as Compared with the Six Months Ended June 30, 2002

      Revenues are derived primarily from the license of our automatic reminder and call initiating software products to address a business or professional organization's need to automatically confirm pre-set appointments or meetings with customers or clients. Total revenues for the six months ended June 30, 2003 and ended June 30, 2002 were $1,350 and $1,050 respectively. The Automatic Reminder business has only operated as a division of iVoice and has never operated on a stand-alone basis. The low sales volume of the Automatic Reminder business is attributable to the minimal resources made available by iVoice for the sales and marketing of the automatic reminder and call initiating software products. Management feels that the sales of the automatic reminder and call initiating software products may increase as greater financial and operational resources are made available for the sales and marketing of the products.

      Gross margin for the six months ended June 30, 2003 and June 30, 2002 was ($8,085) and ($7,950), respectively. The negative gross margin is a result of amortization of the original purchase price of the Automatic Reminder software reflected in the cost of sales.

      Total operating expenses increased, from $3,930 for the six months ended June 30, 2002 to $46,062 for the six months ended June 30, 2003, an increase of $42,132. This increase in the current year six-month period is attributable to legal and professional fees incurred in connection with the anticipated registration of shares of Trey Industries from iVoice. These costs were not incurred in the prior period.

      As of June 30, 2003, Trey had 1 part-time employee. Trey is pursuing additions to its sales and management staff, which will increase operating expenditures for payroll and related benefit costs in future quarters.

      The loss from operations for the six months ended June 30, 2003 was $54,147 compared to $11,880 for the six months ended June 30, 2002, an increase of $42,267 or 355.8%. As discussed above, the material changes in operations and result from legal and professional fees is attributable with the anticipated registration of shares of Trey Industries from iVoice

      Other expenses for the six months ended June 30, 2003 were $4,524 as compared to $1,091 for the six-month period ending June 30, 2002, an increase of $3,433. During the current year six-month period, the company incurred $4,000 in fees related to the issuance of its 5% convertible debentures. In future periods, the company will incur significant additional expenses related to its financing. Such expenses will include interest expense and charges for the beneficial conversion feature of its convertible debentures. Additionally, the Company will also incur charges for the market discount provided in the Equity Line of Credit with Cornell Capital Partners, L.P.

Liquidity and Capital Resources

      To date, Trey has incurred substantial losses, and will require financing for working capital to meet its operating obligations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

      We intend to sell shares of Class A Common Stock in a public offering immediately following the completion of the distribution in order to generate capital necessary to sustain our operations.

      In January, 2003, the Company entered into a subscription agreement with certain accredited investors to issue $250,000 in convertible debentures, with interest payable at 5% per annum. On March 31, 2003, Trey issued $40,000 in convertible debentures to the private investors under the subscription agreement. On September 19, 2003, Trey issued $100,000 in convertible debentures to private accredited investors pursuant to the subscription agreement. The debentures are convertible into shares of Class A Common Stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Class A Common Stock as of the closing date of the registration of shares or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debentures have a term of two years. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to April, 2004.

      Also, in January, 2003, Trey entered into an Equity Line of Credit Agreement. Under this agreement, Trey may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. Subject to certain conditions, Trey will be entitled to commence drawing down on the Equity Line of Credit when the Class A Common Stock under the Equity Line of Credit is registered with the Securities and Exchange Commission and will continue for two years thereafter. The purchase price for the shares will be equal to 91% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the notice date. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that this registration statement becomes effective. To date, Trey has not drawn down on the Equity Line of Credit.

      Except for these two financing agreements, the Company has no other significant sources of working capital or cash commitments. However, no assurance can be given that Trey will raise sufficient funds from such financing arrangements, or that that the Company will ever produce sufficient revenues to sustain its operations or, that a market will develop for its common stock for which a significant amount of the Company's financing is dependant upon.

      Trey currently has an outstanding promissory note in the amount of $250,000 payable to Jerry Mahoney. Trey, for value received, promises to pay Mr. Mahoney the principal sum of $250,000 at the rate of 9.5% per annum on the unpaid balance until paid or until default. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of Trey, par value $0.00001, for each dollar owed, (ii) the number of shares of Class A Common Stock of Trey calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

      Mr. Mahoney has agreed to forego receiving any shares he is or would be entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.

      Larry Muenz is owed $75,000 in amounts due for services rendered to iVoice. Trey will assume this obligation to Larry Muenz. This amount shall be convertible into Class A Common Stock of Trey calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the average closing bid price of Class A Common Stock of Trey for the five (5) business days immediately preceding the conversion date.

      Kevin Whalen is owed $74,000 in amounts due for unpaid salary from iVoice. Trey will assume this obligation to Kevin Whalen. This amount shall be convertible into Class A Common Stock of Trey calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the average closing bid price of Class A Common Stock of Trey for the five (5) business days immediately preceding the conversion date.

      Trey has entered into employment contracts with its Chairman of the Board of Directors and its President. As consideration, Trey agreed to pay Mr. Mahoney the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Mahoney shall also be paid the sum of $350,000 upon the completion of the distribution of the Trey shares.

      On September 15, 2003, Trey entered into an employment agreement with Mr. Meller. Mr. Meller will serve as Trey's President and Chief Financial Officer for a term of five years. As consideration, Trey agreed to pay Mr. Meller the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Meller provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Meller shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Meller shall also be paid the sum of $350,000 upon the completion of the distribution of the Trey shares. In connection with his employment, Mr. Meller was granted 1,600,000 shares of Class A Common Stock.

CRITICAL ACCOUNTING POLICIES

      The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

      We have identified below the accounting policies, revenue recognition and software costs, related to what we believe are most critical to our business operations and are discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

Revenue recognition

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy not to provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      Customers may license the Company's products through our website and telesales organization, and through promotions or reseller agreements with independent third parties. A customer may return a product under very limited circumstances during the first thirty days for a replacement if the media is damaged or for a full refund if the software does not perform in accordance with written specifications. Accordingly, the Company records a provision for product returns and allowances against product revenue in the same period the revenue is recorded. The estimates are based on historical sales returns and other known data as well as market and economic conditions.

      Our current products are not sold through retail distribution channels. Current reseller agreements do not provide for a contractual right of return, future price concessions, minimum inventory commitments nor is payment contingent upon the reseller's future sales or our products. Revenues generated from products licensed through marketing channels where the right of return exists, explicitly or implicitly, is reduced by reserves for estimated product returns. Such reserves are estimates based on returns history and current economic and market trends.

Software Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by Parwan Electronics, Corp. ("Parwan"), a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. The Company develops software for licensing to its customers and capitalizes software development costs when technological feasibility has been established. Software development costs not qualifying for capitalization are expensed and classified as research and development expenses in the statements of operations. Research and development expenses and the capitalization rate will fluctuate from period to period depending upon the number and status of software development projects that are in process and the related number of people assigned to those projects.

      Purchased software and capitalized software development costs are amortized using the greater of the revenue method or the straight-line method with useful lives ranging from three to five years. Amortization expense is classified in costs of revenue on the statements of operations. Our products operate on or with other third party software and operating systems. When determining the useful life of a product we consider factors such as the current state of the technology, operating systems on which our products run, competitive products and the potential use of our products by the end user. Technological advances in software operating systems and other software technologies on which our products rely may shorten the expected life cycle of our products. We make an assessment of the useful lives of our products at each balance sheet date. If that assessment determines that a shortened product life has occurred, we amortize the remaining unamortized balances over the new estimated useful life of the product and provide disclosure regarding a change in estimate in the notes to the financial statements pursuant to Accounting Principles Board Opinion No. 20 "Accounting Changes."

      The Company evaluates the estimated net realizable value of each software product at each balance sheet date. The estimate is based on historical and forecasted net revenue for each product. Net revenue is the product revenue reduced by the estimated costs of revenue and, if in development, the estimated cost to complete the development of the product. When the net book value exceeds the estimate of net realizable value, the Company records a write-down to net realizable value on each product affected. Management's ability to achieve its revenue forecast is subject to judgment, competitive pressures, market and economic conditions and management's ability to successfully license its products to its customers. A change in one or more of these factors may influence management's estimates. Accordingly, currently estimated net realizable values are subject to being reduced resulting in corresponding charges for impairment in the future.

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective for all new variable interest entities created after January 31, 2003. For variable interest entities created or acquired before February 1, 2003, the provisions of FIN 46 become effective for the Company on September 1, 2003. The Company does not expect that the adoption of FIN 46 will have a material impact on its financial position, results of operations or cash flows.

      In April, 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Except as noted below, the Company is required to adopt this statement by the first quarter of the fiscal year, 2004. Certain provisions of this statement relating to SFAS No. 133 implementation issues that have been effective for prior fiscal quarters will continue to be applied in accordance with their respective effective dates. The Company does not expect that the adoption of SFAS No. 149 will have a material impact on its financial position, results of operations or cash flows.

      In May, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for the Company on September 1, 2003. The Company does not expect that the adoption of SFAS No. 150 will have a material impact on the Company's financial position, results of operations or cash flows.

                                  OUR BUSINESS

Background

      Trey Resources, Inc. (the "Company"), was incorporated in Delaware on October 3, 2002 as a wholly owned subsidiary of iVoice Inc. It is engaged in the design, manufacture, and marketing of specialized telecommunication equipment. As of July 1, 2003, the Company employed one part time employee.

      The following description of our business is intended to provide an understanding of our product and the direction of our initial marketing strategy. As the Company is in its developmental stages, any focus described in the following pages may change and different initiatives may be pursued, at the discretion of Management.

Products

      Reminder- The Reminder is a Microsoft(R) Windows(R) based software application that automatically initiates a telephone call to a client or patient to verify a set appointment or reservation time. The information necessary to place the call is retrieved from an electronic database of information that includes the necessary information to place the call such as the client's or patient's name, phone number and previously set appointment time and a pre-recorded message or instruction that is played back to the call recipient. Using a graphical user interface, Reminder can be easily configured to call a user's clients or patients one time or multiple times, on different phones, in different languages, and at different times. Reminder also provides statistics on calls placed such as calls attempted, calls completed, intercepted, retried, and busy/no answer calls with its innovative call reporting feature. Through a series of steps that includes pre-recorded prompts, the Reminder asks call recipients to confirm his or her appointment or to cancel and request rescheduling of their appointment by pressing a key on their telephone keypad.

      The Automatic Reminder source code was developed by and purchased from an unrelated third party. After the original purchase of the software codes, iVoice technical personnel made modifications to the software and product documentation to make it more user friendly. The Reminder uses a standard modem, available in most Personal Computers, to automatically place telephone calls to the client or patient. The application has traditionally been sold as a software solution directly to end-users.

      The potential market for the Reminder includes any business or professional organization that sets appointments or reservations and desires verification of those appointments or reservations in order to provide the business or professional organization ample time to make necessary scheduling changes due to "no-shows" or re-scheduling. The ability of an organization to make more efficient use of its appointment schedule can provide that organization with an increased number of kept appointments and in turn produce increased revenues for a business or professional organization. The Reminder can significantly reduce or eliminate the need for office personnel to place time consuming telephone calls at expensive cost per call rates to customers, clients or patients in order to confirm, pre-set appointments or meetings or to provide call recipients with an important message or information.

Distribution

      As a product line of its former parent company, iVoice, Inc., the Reminder has produced minimal sales revenues for the past three fiscal years. In the past, iVoice devoted limited resources to the marketing of the Reminder. The Company's future revenues depend on its ability to develop a customer base through the establishment of a reseller channel using various marketing and sales promotions.

      The Company intends to market its Reminder and Call Initiating software directly to professionals such as physicians, dentists, accountants, attorneys, salons, restaurants, or any other appointment setting businesses, organizations or associations. We also intend to pursue new markets such as municipalities or government organizations, polling organizations, and any other businesses or organizations that desires to automate telephone call order taking, information providing or telemarketing processes through the use of software that automatically initiates the telephone call; provides statistical reporting of the calls made such as successful and unsuccessful connections made; and records responses received from the call recipient. We intend to market our software products through mediums such as business and trade publications, on-line advertising, broadcast faxing, radio spots and telemarketing.

Competition

      The Company competes generally with a number of other manufacturers of supplemental telecommunications software, telecommunications integrators, as well as application service providers (ASPs), which provide appointment-scheduling services to other businesses and organizations either through internet servers or telecommunication servers. System design and engineering, application technical features and simplicity of user implementation and administration are the principal characteristics of the Reminder that differentiates it from competing products.

      No assurance can be given that our competitors will not develop new technologies or enhancements to their existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

      As is customary in the telecommunications industry, the Company produces its products from readily available components purchased from a variety of manufacturers. Printed circuit boards and housings are contracted for manufacture according to Company specifications from among many available suppliers. The business of the Company is not seasonal. The Company maintains no special arrangements relating to working capital items, and as far as it is aware this is standard in the industry. The Company is not subject to environmental protection regulations during the foreseeable future. The Company has spent nothing on research and development in the last three fiscal years. None of the Company's present business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the government.

Product Development

      In order to remain competitive, we will have an ongoing need to develop new features and enhancements to our product. The introduction of new features and enhancements will be critical for us to expand the potential market for our products outside of a traditional appointment setting businesses or professional organization. We will also strive to meet the following standards in product development:

o Ease of Use. Our products are designed to function without extensive and continual user involvement. The aim is to simplify, not complicate, the user's work environment.
o Schedules for the development of technology products are inherently difficult to predict, and there can be no assurance that we will achieve targeted initial customer shipment dates for any of our products, or at all.
o We plan to capitalize on our existing computerized telephony technology and our expertise in research, development and marketing to expand our business into products that address the growing market for automated call processing.
o Our internal development work will be a key component of bringing new product lines to market. In addition, we may pursue a partnering strategy to develop new products.

Business Development

Business development objectives at Trey will be to focus on three primary functions as listed below:

1. Negotiate and secure strategic alliances related to our Automatic Reminder products;
2. Negotiate, secure and manage Original Equipment Manufacturer (OEM) and reseller accounts; and
3.    Provide leads for the sales staff.

      Strategic Alliances

      Trey's business development efforts will seek to engage and secure strategic alliances with related telecommunications businesses and professional organizations in order to develop co-marketing programs that will expand market share for our products and develop brand recognition. By entering into strategic alliances with companies that offer telecommunications devices or services to businesses or professional organizations whereby appointment setting and scheduling are of vital importance, we will seek to obtain access to an installed customer base as well as new sales opportunities of our products. Trey has not entered into any strategic alliances, nor is it currently negotiating any such strategic alliances.

      Manage OEM and Reseller Accounts

      While we have traditionally sold our product primarily on a direct basis, we will seek to obtain new OEM and reseller relationships that will serve as an extension of our sales team. Ideally, an OEM agreement, which provides distribution of our software product along with the manufacturers own telecommunication equipment, could produce the most widespread distribution and acceptance of our product at minimal distribution costs. Many of the OEMs have extensive and established reseller channels that could provide an avenue of distribution for our software. To effectively manage these accounts, we will need to provide these resellers with product literature, pricing, and sales leads as well as technical training and support. Trey does not currently have any OEM and/or reseller accounts, nor is it currently negotiating agreements with any such accounts.

      Sales Leads

      Through alliances and marketing relationships, we will constantly be looking for ways to increase the number of leads that can be cultivated by the Trey sales team. By working with the sales teams of the third parties we believe that we can increase the number of sales staff that sell Trey products, and provide qualified customer leads for the insides sales staff at Trey.

Sales and Marketing

      Trey has traditionally marketed and licensed its products by employing a direct selling model. Trey sales and marketing efforts will concentrate on value added resellers to attempt to maximize revenues.

      To be successful, we will need to seek out new market opportunities and vertical industries to reach desired revenue levels. With minimal adaptation, some of the possibilities that our software could be used for include the following:

o     Provide municipalities an emergency notification message to residents.
o     Make informal polls about a particular subject matter or election.
o Provide notification to a business' customers of a pending shipment or back-order.
o     Combined with email functions to be used as a marketing tool.

      Developing market possibilities will be crucial to our success. However, we cannot provide any assurance that we will be able to effectively market and sell our products for these uses or that they will be accepted by our perceived market.

      Marketing and partnering efforts are targeted to provide qualified leads. Lead generation sources include database mining of prospects and customers, partner database mining, opt-in email, events and conferences, and an updated Trey web site. Our web site will allow software downloads and tracking as well as on-line order fulfillment. Trey may also participate in partner events and regional seminars. All leads will be entered and tracked utilizing a networked customer retention and quote management system.

Intellectual Property Rights

      We regard some features of our Automatic Reminder and Call Initiating software and documentation to be proprietary intellectual property. We have been and will be dependent in part on our ability to protect our proprietary technology. We will seek to use copyright, trademarks, trade secret laws, confidentiality agreements and other measures if necessary to establish and protect our rights in our proprietary technology. We have not filed any provisional patent applications with respect to some of our application and intellectual property rights. We are currently reviewing our technologies and processes with our patent attorneys to determine if it is possible to obtain any patents or statutory copyrights on any of our proprietary technology which we believe to be material to our future success. If we were to file for any patent or copyright protection, we cannot be certain that others will not develop substantially equivalent or superseding proprietary technology before any patent or copyright protection is awarded to us. Any provisional patent application requires that we file one or more non-provisional patent applications within 12 months from the date of filing to specify the claims asserted for patent protection. Furthermore, there can be no assurance that any confidentiality agreements between our employees and us will provide meaningful protection of our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

      There can be no assurance that we will not become the subject of claims of infringement with respect to intellectual property rights associated with our products. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time consuming and could result in costly litigation or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims.

Employees

      As of December 31, 2002, we did not have any employees. Since then we have entered into employment agreements with our President and Chief Financial Officer (Mr. Meller) and our Chairman of the Board who also serves as Chief Executive Officer and Chairman of the Board of iVoice, Inc. (Mr. Mahoney). Mr. Mahoney and Mr. Meller will only provide services to Trey on a part-time basis. Many services that would be provided by employees will be provided to Trey by iVoice under an Administrative Services Agreement. Our future success depends in significant part upon obtaining and retaining highly qualified, key technical and senior management personnel.

      Competition for such personnel is intense, and there can be no assurance that we can retain our key technical and managerial employees or that we can assimilate or retain other highly qualified technical and managerial personnel in the future.

Government Regulation

      We are subject to licensing and regulation by a number of authorities in the state and municipality in which we conduct operations. These may include health, safety, and fire regulations. Our operations are also subject to federal and state minimum wage laws governing such matters as working conditions and overtime.

      We are not subject to any necessary government approval or license requirement in order to market, distribute or sell our principal or related products other than ordinary federal, state, and local laws that govern the conduct of business in general.

      On December 18, 2002, the U.S. Federal Trade Commission (FTC) announced a decision to create the national "do not call" registry. Once implemented, consumers will be able to sign up for the national "do not call" registry. Soon after, the FTC will begin to enforce the registry, and consumers who have signed up will be able to file a complaint with the FTC online or by calling a toll-free number. A telemarketer who calls a number on the registry could be fined up to $11,000 for each call. When this law takes effect in October of 2003, it may affect our ability to market our application as a marketing tool. The negative economic effect to our business may be significant.

Legal Proceedings

      We are not a party to any legal proceedings. We may become involved from time to time in litigation on various matters which are incidental to the conduct of our business. We believe that none of these actions, individually or in the aggregate, will have a material adverse effect on our financial position or results of operations, though any adverse decision in these cases or the costs of defending or settling such claims could have a material adverse effect on our business.

Properties

      We do not own any real property. We currently co-occupy the same space as iVoice and have entered into a separate sublease agreement with iVoice to use the office space located at 750 Highway 34, Matawan, New Jersey. The lease is renewed on a month to month basis.

                                TREY'S MANAGEMENT

      Trey initially intends to have a board of directors that will consist of two directors. Listed below is certain information concerning individuals who are expected to serve as directors and Executive Officers of Trey following the Distribution. Mr. Mahoney is currently a director of iVoice and we anticipate that Mr. Mahoney will remain a director of both iVoice and Trey following the Distribution.

                                    POSITION WITH                          DIRECTOR       TERM
NAME                   AGE       Trey Resources, Inc.                       SINCE        EXPIRES
----                   ---                                                  -----        -------

Jerome R. Mahoney      42        Chairman of the Board                       2002         2003

 Mark Meller           44        President and Chief Financial Officer       2003         2004

Jerome R. Mahoney. Mr. Mahoney is Trey's Chairman of the Board. He has been a director of iVoice since May 21, 1999. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to 1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, with which we merged on May 21, 1999. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

Mark Meller. Mr. Meller has been Trey's President and Chief Financial Officer and a director since September 2003. Since 1988, Mr. Meller has been Chief Executive Officer of Bristol Townsend & Co., Inc., a New Jersey based consulting firm providing merger and acquisition advisory services to middle market companies. Mr. Meller is also a registered principal of Bristol Investment Group, Inc., a New York based NASD member broker dealer. From 1986 to 1988, Mr. Meller was Vice President of Corporate Finance and General Counsel of Crown Capital Group, Inc, a New Jersey based consulting firm providing advisory services for middle market leveraged buy-outs (LBO's). Prior to 1986, Mr. Meller was a financial consultant and practiced law in New York City. He is a member of the New York State Bar.

Compensation of Executive Officers

      No officers or directors of Trey received any compensation for services to Trey during any of the last three fiscal years.

Employment Agreements

      On January 1, 2003, Trey entered into a five-year employment agreement with Mr. Mahoney. Mr. Mahoney will serve as Trey's Chairman of the Board for a term of five years. As consideration, Trey agreed to pay Mr. Mahoney the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Mahoney shall also be paid the sum of $350,000 upon the completion of the distribution of the Trey shares.

      On September 15, 2003, Trey entered into an employment agreement with Mr. Meller. Mr. Meller will serve as Trey's President and Chief Financial Officer for a term of five years. As consideration, Trey agreed to pay Mr. Meller the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Meller provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Meller shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Meller shall also be paid the sum of $350,000 upon the completion of the distribution of the Trey shares. In connection with his employment, Mr. Meller was granted 1,600,000 shares of Class A Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In March 2003, Trey issued $40,000 in convertible debentures to private investors. These debentures are convertible into shares of Class A Common Stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Class A Common Stock as of the closing date of the distribution or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to April 2004.

      In January 2003, Trey entered into an Equity Line of Credit Agreement. Under this agreement, Trey may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. Subject to certain conditions, Trey will be entitled to commence drawing down on the Equity Line of Credit when the Class A Common Stock under the Equity Line of Credit is registered with the Securities and Exchange Commission and will continue for two years thereafter. The purchase price for the shares will be equal to 91% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the notice date. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. To date, Trey has not drawn down on the Equity Line of Credit. Other than the Equity Line of Credit, no other financing agreement is currently available to Trey. The Equity Line of Credit Agreement does not involve affiliated persons, natural, or corporate.

      In September 2003, Trey issued $100,000 in convertible debentures to private investors. These debentures are convertible into shares of Class A Common Stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Class A Common Stock as of the closing date of the distribution or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to April 2004.

      In connection with the assignment of assets and liabilities from iVoice to Trey, iVoice assigned to Trey $250,000 of outstanding indebtedness from iVoice to Jerry Mahoney. The debt will be subject to a promissory note having substantially the same terms as the note from iVoice to Mr. Mahoney. Trey has issued a promissory note in the amount of $250,000 payable to Mr. Mahoney at the rate of 9.5% per annum on the unpaid balance until paid or until default. Mr. Mahoney may, at his sole discretion, convert the $250,000 note into Class B Common Stock of Trey at the rate of one dollar per share. The Class B Common Stock is convertible at any time into Class A Common Stock at a rate equal to 50% of the lowest price that Trey issues shares of Class A Common Stock subsequent to the date of the note.

      Mr. Mahoney will forego receipt of Trey's Class A Common Stock that he otherwise would have been eligible to receive from the dividend by virtue of his ownership of iVoice's Class B Common Stock.

      In January and September 2003, Trey entered into two separate employment agreements with Mr. Mahoney its Chairman of the Board and Mr. Meller its President. The agreements call for annual compensation of $180,000 per annum, and the usual and customary perquisites and benefits. The agreements also provide for a bonus of $350,000 per employment agreement at the time of the execution of the employment agreements. Trey believes that the compensation provided to each of Mr. Mahoney and Mr. Meller are commensurate with compensation levels paid by other companies to management having equivalent experiences and capabilities.

      In September 2003, Trey entered into an administrative services agreement with iVoice. Pursuant to that agreement, iVoice will provide Trey with physical premises, clerical and support staff, and administrative services, as defined, for a period of approximately two years. Trey will annually pay iVoice $95,000 for these services. The annual fee we will pay iVoice for these services is smaller than what we would incur if Trey had to outsource these services.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of September 30, 2003, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) the director, (iii) each executive officer and (iv) all directors and executive officers as a group.

                                                        Common Stock                        Common Stock
                                                        Beneficially                        Beneficially
                                                        Owned Before       Percentage       Owned After       Percentage
       Name                    Title of Class           Distribution       Ownership        Distribution       Ownership
       ----                    --------------           ------------       ---------        ------------       ---------
Jerome R. Mahoney           Class A Common Stock                 *                                     *            --
                            Class B Common Stock          250,000              100%             250,000            100%
                            Class C Common Stock        2,000,000              100%           2,000,000            100%

Mark Meller                 Class A Common Stock        1,600,000            34.78%           1,600,000          34.78%
                            Class B Common Stock                0                0                    0             --

iVoice, Inc.                Class A Common Stock        3,000,000            65.22%                   0             --
                            Class B Common Stock                0                0                    0             --

All directors and           Class A Common Stock        1,600,000*           34.78%           1,600,000*         34.78%
  executive officers        Class B Common Stock          250,000*             100%             250,000*           100%
  as a group (2 persons)    Class C Common Stock        2,000,000              100%           2,000,000            100%

----------
* Does not give effect to the right of Mr. Mahoney to convert $250,000 of indebtedness into 250,000 shares of Class B Common Stock which is convertible into an indeterminate number of shares of Class A Common Stock.

Description of Securities

      Pursuant to Trey's certificate of incorporation, as amended, we are authorized to issue 10,000,000,000 shares of Class A Common Stock, par value $0.00001 per share, 50,000,000 shares of Class B Common Stock, par value $0.00001 per share, 20,000,000 shares of Class C Common Stock, par value $0.00001 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of Trey's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

Class A Common Stock

      Each holder of our Class A Common Stock is entitled to one vote for each share held of record. Holders of our Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive our net assets pro rata. Each holder of Class A Common Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of September 30, 2003, Trey had 100 shares of Class A Common Stock outstanding.

Class B Common Stock

      Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. Holders of Class B Common Stock are entitled to receive dividends in the same proportion as the Class B Common Stock conversion and voting rights have to Class A Common Stock. There are 50,000,000 shares authorized and 0 shares issued and outstanding as of September 30, 2003. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that Trey had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions.

Class C Common Stock

      Each holder of our Class C Common Stock is entitled to 1,000 votes for each one share held of record. Holders of our Class C Common Stock have no preemptive, subscription, conversion, or redemption rights. Shares of Class C Common Stock are not convertible into Class A Common Stock. Jerome R. Mahoney is the sole owner of the Class C common stock, of which there are 20,000,000 shares authorized and 2,000,000 shares issued and outstanding as of September 30, 2003. Upon liquidation, dissolution or winding-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

Preferred Stock

      Trey filed an amendment to their certificate of incorporation, authorizing the issuance of 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of October 13, 2003, Trey has not issued any shares of Preferred Stock.

      Our board of directors is authorized (by resolution and by filing an amendment to our certificate of incorporation and subject to limitations prescribed by the General Corporation Law of the State of Delaware) to issue, from to time, shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

o the number of shares constituting that series and the distinctive designation of that series;
o the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
o whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;
o whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;
o whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
o whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;
o the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of Trey, and the relative rights of priority, if any, of payment of shares of that series; and
o any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

      If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of Preferred Stock of each series will be entitled to receive only that amount or those amounts as are fixed by the certificate of designations or by resolution of the board of directors providing for the issuance of that series.

Transfer Agent

      iVoice and Trey's transfer agent is Fidelity Transfer Company. The address is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. The telephone number is (801) 484-7222.

                                THE DISTRIBUTION

INTRODUCTION

      In September 2003, iVoice's board of directors declared a pro rata distribution payable to the holders of record of outstanding iVoice common stock at the close of business on October 13, 2003 (the Record Date). The Distribution consists of one share of Trey Class A Common Stock (the shares of Trey Class A Common Stock are collectively referred to as the Trey Shares), for every 1,200 shares of iVoice common stock outstanding on the Record Date. Of such shares, approximately 83% will be retained in an escrow account with our transfer agent for a period of 12 months from the date of the distribution, following which, these too will be distributed to you. While the shares are held in escrow, you may not sell, transfer, pledge, option or otherwise dispose of any interest in such shares. We currently anticipate that the Distribution will be effected near the effective date of the registration statement. The Record Date and Distribution Date may change based on the timing of the effectiveness with the Securities and Exchange Commission of the registration statement of which this information statement is a part.

      Trey is currently a wholly owned subsidiary of iVoice. As a result of the Distribution, approximately 65% of the outstanding Trey Shares will be distributed to iVoice stockholders. Immediately following the Distribution, iVoice and its subsidiaries will not own any Trey Shares and Trey will be an independent public company. The Trey Shares will be distributed by book entry. Instead of stock certificates, each iVoice stockholder that is a record holder of iVoice shares will receive a statement of such stockholder's book entry account for the Trey Shares distributed to such stockholder. Account statements reflecting ownership of the Trey Shares will be mailed shortly after the Distribution Date. Trey Shares should be credited to accounts with stockbrokers, banks or nominees of iVoice stockholders that are not record holders after the effective date of the distribution.

      Trey was incorporated in October 3, 2002. Trey's principal executive offices are located at 750 Highway 34, Matawan, New Jersey 07747, and its telephone number is (732) 441-7700. Trey will own and operate the Automatic Reminder software business of iVoice.

      Following the distribution, iVoice's operating assets will consist of its core speech recognition and computerized telephony technology, which include its Automatic Speech Recognition (ASR) engine, Voicemail, Unified Messaging, DOS based voice-mail and Interactive Voice Response (IVR) software source codes and related business development operations, including potential future acquisitions.

REASONS FOR THE DISTRIBUTION

      The board of directors and management of iVoice believe that the Distribution is in the best interests of iVoice, Trey and iVoice stockholders. iVoice believes that the Distribution will enhance value for iVoice stockholders and give Trey the financial and operational flexibility to take advantage of potential growth opportunities in the Automatic Reminder software business.

      iVoice's board of directors and management believe that the Distribution will enhance the ability of each of Trey and iVoice to focus on strategic initiatives and new business opportunities, improve cost structures and operating efficiencies and design equity-based compensation programs targeted to its own performance. In addition, iVoice's board of directors expects that the transition to an independent company will heighten Trey management's focus, provide Trey with greater access to capital, and allow the investment community to measure Trey's performance relative to its peers.

      The Automatic Reminder software business also has some important traits that make this business distinct from iVoice's other operations with respect to markets, products, capital needs and plans for growth. The Distribution will give Trey direct access to the capital markets.

      As part of iVoice, the Automatic Reminder software business competed with iVoice's other core business groups for capital to finance expansion and growth opportunities. As a separate entity, Trey will be free of iVoice's capital structure restrictions and should be in a better position to fund the implementation of its business strategy. The Distribution will also enable Trey to provide its management and employees incentive compensation in the form of equity ownership in Trey, enhancing Trey's ability to attract, retain and motivate key employees.

MANNER OF EFFECTING THE DISTRIBUTION

      The Distribution will be made on the basis of one Trey Share for every 1,200 shares of iVoice common stock outstanding on the Record Date. Of such shares, approximately 83% will be retained in an escrow account with our transfer agent for a period of 12 months from the date of the distribution, following which, these too will be distributed to you. While the shares are held in escrow, you may not sell, transfer, pledge, option or otherwise dispose of any interest in such shares. You will be deemed the owner of the shares held in escrow and you may vote such shares at any meeting of stockholders at which a vote is taken. The actual total number of Trey Shares to be distributed will depend on the number of iVoice shares outstanding on the Record Date. Based upon the number of iVoice shares anticipated to be outstanding on the Record Date (assuming options and convertible securities are exercised or converted), an aggregate of approximately 3,000,000 Trey Shares will be distributed to iVoice stockholders. The Trey Shares to be distributed will constitute approximately 65% of the outstanding Trey Shares. Immediately following the Distribution, iVoice will not own any Trey Shares and Trey will be an independent public company.

      The Trey Shares will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights. See Description of Securities beginning on page 42.

      iVoice will use a book entry system to distribute the Trey Shares in the Distribution. Following the Distribution, each record holder of iVoice stock on the Record Date will receive from the Distribution Agent a statement of the Trey Shares credited to the stockholder's account. If you are not a record holder of iVoice stock because your shares are held on your behalf by your stockbroker or other nominee, your Trey shares should be credited to your account with your stockbroker or nominee after the effective date of the registration statement. After the Distribution, stockholders may request stock certificates from Trey's transfer agent instead of participating in the book entry system.

      No fractional Trey Shares will be issued. If you own a fractional share of iVoice common stock as of the Record Date or own a number of iVoice shares that is not a multiple of 1,200, you will receive the next higher whole number of Trey Shares in the Distribution.

      No iVoice stockholder will be required to pay any cash or other consideration for the Trey Shares received in the Distribution, or to surrender or exchange iVoice shares in order to receive Trey Shares. The Distribution will not affect the number of, or the rights attaching to, outstanding iVoice shares. No vote of iVoice stockholders is required or sought in connection with the Distribution, and iVoice stockholders will have no appraisal rights in connection with the Distribution.

      In order to receive Trey Shares in the Distribution, iVoice stockholders must be stockholders at the close of business on the Record Date.

RESULTS OF THE DISTRIBUTION

      After the Distribution, Trey will be a separate public company operating the Automatic Reminder software business. Immediately after the Distribution, Trey expects to have approximately 559 holders of record of Trey Shares, and approximately 4,600,000 Trey Shares outstanding, based on the number of stockholders of record and outstanding iVoice shares (and assuming options and convertible securities are exercised or converted) anticipated on September 30, 2003 and the distribution ratio of one (1) Trey Share for every 1,200 iVoice shares. The actual number of Trey Shares to be distributed will be determined as of the Record Date. The Distribution will not affect the number of outstanding iVoice shares or any rights of iVoice stockholders.

LISTING AND TRADING OF THE TREY SHARES

      Neither Trey nor iVoice makes recommendations on the purchase, retention or sale of shares of iVoice common stock or Trey Shares. You will be unable to trade the shares that are held in escrow for a period of 12 months following the distribution, until the shares are released from escrow. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

      If you do decide to purchase or sell any iVoice or Trey shares, you should make sure your stockbroker, bank or other nominee understands whether you want to purchase or sell iVoice common stock or Trey Shares, or both. The following information may be helpful in discussions with your stockbroker, bank or other nominee.

      There is not currently a public market for the Trey Shares, although a when-issued market may develop prior to completion of the Distribution. When-issued trading refers to a transaction made conditionally because the security has been authorized but is not yet issued or available. Even though when-issued trading may develop, none of these trades would settle prior to the effective date of the Distribution, and if the Distribution does not occur, all when-issued trading will be null and void. On the first trading day following the date of the Distribution, when-issued trading in respect of Trey Shares will end and regular-way trading will begin. Regular-way trading refers to trading after a security has been issued and typically involves a transaction that settles on the third full business day following the date of a transaction. We anticipate that the Trey Shares will trade on the Over The Counter Bulletin Board under the proposed symbol TREY.

      The Trey Shares distributed to iVoice stockholders will be freely transferable, except for (1) Trey Shares received by persons who may be deemed to be affiliates of Trey under the Securities Act of 1933, as amended (the Securities Act), (2) the Trey shares that are held in escrow for a period of 12 months, and (3) Trey Shares received by persons who hold restricted shares of iVoice common stock. Persons who may be deemed to be affiliates of Trey after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with Trey and may include certain directors, officers and significant stockholders of Trey. Persons who are affiliates of Trey will be permitted to sell their Trey Shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder. It is believed that persons who may be deemed to be affiliates of Trey after the Distribution will beneficially own approximately 1,600,000 outstanding Trey Shares, or approximately 33% of the outstanding Trey Shares.

      There can be no assurance as to whether the Trey Shares will be actively traded or as to the prices at which the Trey Shares will trade. Some of the iVoice stockholders who receive Trey Shares may decide that they do not want shares in a company consisting of the Automatic Reminder business, and may sell their Trey Shares following the Distribution. This may delay the development of an orderly trading market in the Trey Shares for a period of time following the Distribution. Until the Trey Shares are fully distributed and an orderly market develops, the prices at which the Trey Shares trade may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for Trey Shares will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, Trey's results of operations, what investors think of Trey and the Automatic Reminder industry, the amount of dividends that Trey pays, changes in economic conditions in the Automatic Reminder industry and general economic and market conditions.

      Following the Distribution, iVoice expects that its common stock will continue to be listed and traded on the Over The Counter Bulletin Board under the symbol IVOC. As a result of the Distribution, the trading price of iVoice common stock immediately following the Distribution may be lower than the trading price of iVoice common stock immediately prior to the Distribution. Following the distribution, iVoice's operating assets will consist of its core speech recognition and computerized telephony technology, which include its Automatic Speech Recognition (ASR) engine, Voicemail, Unified Messaging, DOS based voice-mail and Interactive Voice Response (IVR) software source codes and related business development operations, including potential future acquisitions. These retained businesses represented approximately 99% of iVoice's consolidated assets and 99% of iVoice's consolidated revenues as of and for the year ended December 31, 2002. Further, the combined trading prices of iVoice common stock and the Trey Shares after the Distribution may be less than the trading prices of iVoice common stock immediately prior to the Distribution.

      Even though iVoice is currently a publicly held company, there can be no assurance as to whether an active trading market for iVoice common stock will be maintained after the Distribution or as to the prices at which the iVoice common stock will trade. iVoice stockholders may sell their iVoice common stock following the Distribution. These and other factors may delay or hinder the return to an orderly trading market in the iVoice common stock following the Distribution. Whether an active trading market for iVoice common stock will be maintained after the Distribution and the prices for iVoice common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, iVoice's results of operations, what investors think of iVoice and its industries, changes in economic conditions in its industries and general economic and market conditions.

      In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of the Trey Shares and/or iVoice common stock.

               FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

      The following discussion summarizes the material U.S. federal income tax consequences resulting from the Distribution. This discussion is based upon the U.S. federal income tax laws and regulations now in effect and as currently interpreted by courts or the Internal Revenue Service and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively.

      The following summary is for general information only and may not be applicable to stockholders who received their shares of iVoice stock pursuant to an employee benefit plan or who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Code. Each stockholder's individual circumstances may affect the tax consequences of the Distribution to such stockholder. In addition, no information is provided with respect to tax consequences under any applicable foreign, state or local laws. Consequently, each iVoice stockholder is advised to consult his own tax advisor as to the specific tax consequences of the Distribution and the affect of possible changes in tax laws.

General

      This Distribution does not qualify as a tax-free distribution under
Section 355 of the Code. The corporate-level tax would be based upon the excess of the fair market value of the Trey Shares on the Distribution Date, over iVoice's adjusted tax basis for such shares on such date. Each iVoice stockholder who receives Trey Shares in the Distribution would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of such shares on the Distribution Date, taxed first as a dividend to the extent of such holder's pro rata share of iVoice's current and accumulated earnings and profits (as increased to reflect any iVoice gain on a taxable distribution as discussed above), and then as a nontaxable return of capital to the extent of such holder's tax basis in the shares of iVoice stock, with any remaining amount being taxed as capital gain (provided that the iVoice shares were held by the stockholder as a capital asset on the Distribution
Date). You may be required to pay income tax on the shares of Class A Common Stock that are delivered into the escrow account even though they will not be available to you to sell. Stockholders which are corporations may be subject to additional special provisions dealing with taxable distributions, such as the dividends received deduction and the extraordinary dividend rules.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES OF THE DISTRIBUTION TO YOU, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

REASONS FOR FURNISHING THIS DOCUMENT

      This document is being furnished solely to provide information to iVoice stockholders who will receive Trey Shares in the Distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of iVoice or Trey. Neither iVoice nor Trey will update the information contained in this document except in the normal course of their respective public disclosure practices. However, this document will be amended if there is any material change in the terms of the Distribution.

RELATIONSHIP BETWEEN IVOICE AND TREY FOLLOWING THE DISTRIBUTION

      For purposes of governing certain of the ongoing relationships between iVoice and Trey after the Distribution and to provide for an orderly transition to the status of two independent companies, iVoice and Trey have entered or will enter into the Administrative Services Agreement described in this section. The form of such agreement summarized in this section are included as exhibits to the this registration statement (including any amendments thereto) that Trey has filed with the Securities and Exchange Commission (the Commission) which relates to this information statement, and the following summaries are qualified in their entirety by reference to the agreements as filed.

      On or before the Distribution Date, Trey will have entered into an administrative services agreement with iVoice. This agreement will state that iVoice will provide Trey services in such areas as information management and technology, sharing of office space, personnel and indirect overhead expenses, employee benefits administration, payroll, financial accounting and reporting, claims administration and reporting, and other areas where Trey may need transitional assistance and support. The administrative services agreement will state generally that iVoice will provide Trey substantially the same level of service and use substantially the same degree of care as iVoice's personnel provided and used in providing such services prior to the execution of the agreement. The agreement generally will extend for a two-year term, but may be terminated earlier under certain circumstances, including a default, and may be renewed for additional one-year terms. Trey will pay iVoice an annual fee of approximately $95,000. Trey believes that the terms and conditions of the administrative services agreement are as favorable to Trey as those available from unrelated parties for a comparable arrangement.

                       WHERE YOU CAN FIND MORE INFORMATION

      Trey has filed with the Securities and Exchange Commission the Registration Statement under the Exchange Act, with respect to the Trey Common Stock. This document does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits thereto filed by Trey with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Securities and Exchange Commission at 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such information can be obtained by mail from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov. Trey is required to comply with the reporting requirements of the Exchange Act and to file with the Commission reports, proxy statements and other information as required by the Exchange Act. Additionally, Trey is required to provide annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders. These reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the Commission or obtained by mail or over the Internet from the Commission, as described above.

                              TREY INDUSTRIES, INC.

                              FINANCIAL STATEMENTS

Contents                                                                   Page
--------                                                                   ----

INDEPENDENT AUDITOR'S REPORT                                               F-2

AUDITED FINANCIAL STATEMENTS

         Balance Sheet                                                     F-3

         Statements of Operations                                          F-4

         Statements of Owner's Equity                                      F-5

         Statements of Cash Flows                                          F-6

NOTES TO AUDITED FINANCIAL STATEMENTS                                      F-7

UNAUDITED FINANCIAL STATEMENTS

         Balance Sheet                                                     F-17

         Statement of Operations                                           F-18

         Statement of Owner's Equity                                       F-19

         Statement of Cash Flow                                            F-20

NOTES TO UNAUDITED FINANCIAL STATEMENTS                                    F-21

SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION                    F-31

         Condensed Unaudited Pro Forma Balance Sheet                       F-32

         Pro Forma Statement of Operations                                 F-33

         Pro Forma Statement of Operations                                 F-34

NOTES TO CONDENSED UNAUDITED PRO FORMA FINANCIAL INFORMATION               F-35

                          INDEPENDENT AUDITOR'S REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDER'S OF
TREY INDUSTRIES, INC.
Matawan, New Jersey

We have audited the accompanying balance sheet of the patient reminder software business of iVoice, Inc. (TREY INDUSTRIES, INC., a wholly owned subsidiary of iVoice, Inc.) as of December 31, 2002 and the related statements of operations, stockholder's deficiency and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the patient reminder software business of iVoice, Inc. (TREY INDUSTRIES, INC.) as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, the Company relies on iVoice, Inc. for administrative, management, research and other services. Accordingly, these financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company had net losses and negative cash flows from operations for the years ended December 31, 2002 and 2001, and as of those dates had negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                         MENDLOWITZ WEITSEN, LLP
East Brunswick, New Jersey
May 8, 2003

                              TREY INDUSTRIES, INC.
                                  BALANCE SHEET
                                December 31, 2002

                                     ASSETS

CURRENT ASSETS

      Total current assets                                                   --
                                                                      ---------

OTHER ASSETS

      Intangibles, net                                                   27,000
                                                                      ---------
         Total Other Assets                                              27,000
                                                                      ---------

      TOTAL ASSETS                                                    $  27,000
                                                                      =========

                         LIABILITIES AND OWNER'S EQUITY

CURRENT LIABILITIES
  Due to iVoice, Inc.                                                 $     314
                                                                      ---------

       Total current liabilities                                            314
                                                                      ---------

COMMITMENTS AND CONTINGENCIES

OWNER'S EQUITY
    Common stock, par value $.01; Authorized  - 2,000 shares;
        Issued and outstanding  - 100 shares                                  1
    Additional paid in capital                                               99
    Net investment - iVoice, Inc.                                       129,601
    Accumulated deficit                                                (103,015)
                                                                      ---------
    Total stockholders' equity                                           26,686
                                                                      ---------

    TOTAL LIABILITIES AND OWNER'S EQUITY                              $  27,000
                                                                      =========

See Notes to Financial Statements.

                              TREY INDUSTRIES, INC.
                             STATEMENT OF OPERATIONS
                 For The Years Ended December 31, 2002 and 2001

                                                                    2002         2001
                                                                    ----         ----
SALES, net                                                       $  1,050        2,134

COST OF SALES                                                          --          353
                                                                 --------     --------

GROSS PROFIT                                                        1,050        1,781
                                                                 --------     --------

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES
       Selling expenses                                               211          830
       General & administrative                                     3,262       11,632
       Research & development                                         372        1,941
       Depreciation & amortization                                 18,213       18,717
                                                                 --------     --------
              Total Selling, General & Administrative expense      22,058       33,120
                                                                 --------     --------

LOSS FROM OPERATIONS                                              (21,008)     (31,339)
                                                                 ========     ========

OTHER INCOME\(EXPENSE)
       Other income                                                   294           --
       Interest expense                                              (715)      (3,358)
                                                                 --------     --------
              Total other (expense)                                  (421)      (3,358)
                                                                 --------     --------

LOSS BEFORE INCOME TAXES                                          (21,429)     (34,697)
                                                                 --------     --------

PROVISION FOR INCOME TAXES                                             --           --
                                                                 --------     --------

NET LOSS                                                         $(21,429)    $(34,697)
                                                                 ========     ========

See Notes to Financial Statements.

                              TREY INDUSTRIES, INC.
                           STATEMENT OF OWNER'S EQUITY
                 For The Years Ended December 31, 2002 and 2001

                                                   Common         Common      Additional       Net                         Total
                                                    Stock         Stock        Paid in     Investment     Accumulated      Owner's
                                                   Shares         Amount       Capital    iVoice, Inc.      Deficit        Equity
                                                  ---------     ---------     ---------   ------------    -----------     ---------
Balance January 1, 2001                                  --     $      --     $      --     $ 110,810      $ (46,889)     $  63,930

Net transactions with iVoice, Inc.                       --            --            --        15,980             --         15,980


Net loss for the year ended December 31, 2001            --            --            --            --        (34,697)       (34,697)
                                                  ---------     ---------     ---------     ---------      ---------      ---------

Balance at January 1, 2002                               --     $      --     $      --     $ 126,799      $ (81,586)     $  45,213

Issuance of common stock for cash                       100             1            99            --             --            100

Net transactions with iVoice, Inc.                       --            --            --         2,802             --          2,802

Net loss for the year ended December 31, 2002            --            --            --             --       (21,429)       (21,429)
                                                  ---------     ---------     ---------     ---------      ---------      ---------

Balance at December 31, 2002                            100     $       1     $      99     $ 129,601      $(103,015)     $  26,686
                                                  =========     =========     =========     =========      =========      =========

See Notes to Financial Statements.

                              TREY INDUSTRIES, INC.
                             STATEMENT OF CASH FLOWS
                 For The Years Ended December 31, 2002 and 2001

                                                           2002          2001
                                                           ----          ----

CASH FLOW FROM OPERATING ACTIVITIES
   Net loss                                              $(21,429)     $(34,697)
   Adjustments to reconcile net loss to net
    cash (used in) provided by operating activities
   Depreciation and amortization                           18,213        18,717
   Changes in operating assets and liabilities                 --            --
                                                         --------      --------
   Net cash used in operating activities                   (3,216)      (15,980)
                                                         --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES
   Net cash used in investing activities                       --            --
                                                         --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock                                   100            --
   Due from related party                                     314
   Net transactions with iVoice                             2,802        15,980
                                                         --------      --------
   Net cash provided by financing activities                3,216        15,980
                                                         --------      --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           --            --

CASH - beginning                                               --            --
                                                         --------      --------

CASH - end                                               $     --      $     --
                                                         ========      ========

CASH PAID DURING THE YEAR FOR:
   Interest expense                                      $     --      $     --
                                                         ========      ========
   Income taxes                                          $     --      $     --
                                                         ========      ========

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

      For the Period Ended December 31, 2002

      a) On October 3, 2002, the Company issued an initial 100 shares of common stock to its parent company iVoice, Inc. for a value of $100.

See Notes to Financial Statements.

                              TREY INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 1 - BACKGROUND

            On April 1, 2003, the Board of Directors of iVoice, Inc. ("iVoice") resolved to pursue the separation of its Patient Reminder ("Reminder") software business from its speech recognition and computerized telephony business into two publicly owned companies. iVoice will continue to focus on its own computerized telephony technology, which include its Automatic Speech Recognition (ASR) engine, Voicemail, Unified Messaging, and Interactive Voice Response
            (IVR) software source codes and related business development operations. Trey Industries, Inc. (the "Company") will continue to develop, market and license the Reminder line of computerized telephony software.

            The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of the Reminder, and certain accrued liabilities and related party debt into a wholly-owned subsidiary of iVoice, Trey Industries, Inc. ("Trey", formerly known as iVoice Acquisition 1, Inc.) and subsequently distributed on a pro-rata basis to iVoice shareholders in the form of a taxable dividend.

            In conjunction with the spin-off, iVoice and Trey have entered into various agreements that address the allocation of assets and liabilities between the two companies and that define the companies' relationship after the separation. These include the Agreement Regarding Distribution and Plan of Reorganization, and the Transition Support Services Agreement.

            The Transition Support Services Agreement provides for each of iVoice and Trey to provide each other with certain administrative and operational services.

            Trey also intends to assume $399,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed will be convertible into common stock of Trey Industries at the option of the holder as later described in these notes.

NOTE 2 - BUSINESS OPERATIONS

            The Company will continue to develop, market and license the Reminder line of computerized telephony software developed by iVoice. The Company's Automatic Reminder software is designed to address an organization's ability to make more efficient use of its appointment schedule reducing cancellations and no-shows and saving valuable staff hours of tedious phone calling.

            The Patient Reminder is a Microsoft(R) Windows(R) based software application that automatically initiates a telephone call to a client or patient to verify a set appointment or reservation time. The information necessary to place the call is retrieved from a database of information that includes the client or patients name, phone number and previously set appointment time. Using a graphical user interface, Reminder can be easily configured to call a user's

                              TREY INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

            clients or patients one time or multiple times, on different phones, in different languages, and at different times. Reminder also provides statistics on calls placed such as calls attempted, calls completed, intercepted, retried, and busy/no answer calls with its innovative call reporting feature. Through a series of steps that includes pre-recorded prompts, the Reminder asks call recipients to confirm his or her appointment or to cancel and request rescheduling of their appointment by pressing a key on their telephone keypad.

            The potential market for the Reminder includes any business or professional organization that sets appointments or reservations and desires verification of those appointments or reservations. Appointment verification provides the business or professional organization ample time to make necessary scheduling changes due to "no-shows" or re-scheduling. The ability of an organization to make more efficient use of its appointment schedule can provide that organization with an increased number of kept appointments and in turn produce increased profitability for a business or professional organization.

NOTE 3 - GOING CONCERN

            The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company

            As of December 31, 2002, the Company had a net loss, a negative cash flow from operations as well as negative working capital. Also, the parent Company, iVoice which has been the main source of funding, has substantial doubt whether it can continue as a going concern as stated in its audit report dated February 27, 2003. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flows from operations.

            In order to provide necessary working capital, in January 2003, the Company entered into a subscription agreement with certain purchasers to issue $250,000 in convertible debentures, with interest payable at 5% per annum. The notes will be convertible into the Company's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date. Additionally, the Company has also entered into an Equity Line of Credit Agreement where the Company may, at its discretion, periodically sell to an investor, shares of Class A common stock to raise capital to fund working capital needs. These two financing transactions will require the Company to register its common stock under Section 12(g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

                              TREY INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

            The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a)    Basis of Presentation

            The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's Patient Reminder business. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Company been a stand-alone company during the periods presented.

      b)    Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      c)    Revenue Recognition

            The Company obtains its income primarily from the sale of its Patient Reminder software and related hardware components.

      d)    Research and development costs

            Research and development costs are charged to expense as incurred.

      e)    Income Taxes

            The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the years ended December 31, 2002 and 2001.

                              TREY INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

      f)    Organization Costs

            Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

      g)    Earnings Per Share

            Historical earnings per share are not presented since the capital structure that existed when Trey operated as part of iVoice is not meaningful because it does not reflect Trey's expected capital structure after the spin-off.

      h)    Comprehensive Income

            SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. As of December 31, 2002 and 2001, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

      i)    Recent Accounting Pronouncements

            The FASB has recently issued several new Statements of Financial Accounting Standards. SFAS No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

            SFAS No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. SFAS No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

                              TREY INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

            SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

            SFAS No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

            Statement of Position ("SOP") No. 98-1 specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. The Company believes that it is already in substantial compliance with the accounting requirements as set forth in this pronouncement and therefore believes that adoption will not have a material effect on financial condition or operating results.

            SOP No. 98-5 requires that companies write-off defined previously capitalized start-up costs including organization costs and expense future start-up costs as incurred. The Company believes that it is already in substantial compliance with the accounting requirements as set forth in this pronouncement and therefore believes that adoption will not have a material effect on financial condition or operating results.

            SFAS No. 145 - "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Under SFAS No. 4, all gains and losses from extinguishment of debt were required to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. This Statement eliminates SFAS No. 4 and, thus, the exception to applying APB No. 30 to all gains and losses related to extinguishments of debt. As a result, gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria in APB No. 30. Applying the provisions of APB No. 30 will distinguish transactions that are part of an entity's recurring operations from those that are unusual or infrequent or that meet the criteria for classification as an extraordinary item. The Company does not expect the adoption of SFAS No. 145 to have a material impact on its financial position or results of operations.

                              TREY INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

            SFAS No. 146 - "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The principal difference between this Statement and EITF 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability was recognized at the date of an entity's commitment to an exit plan. This Statement is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption of SFAS No. 146 to have a material impact on its financial position or results of operations.

            SFAS No. 147 - "Acquisitions of Certain Financial Institutions, an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which applies to the acquisition of all or part of a financial institution, except for a transaction between two or more mutual enterprises. SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. This statement is effective for acquisitions for which the date of acquisition is on or after October 1, 2002, and is not applicable to the Company.

            SFAS No. 148, "Accounting for Stock Based Compensation-Transition and Disclosure." This statement was issued to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This statement is effective for financial statements for fiscal years ending after December 15, 2002. This statement does not have any impact on the Company because the Company does not plan to implement the fair value method.

            Due to the fact that the Company has had not operated on a stand alone basis, it cannot be determined whether the adoption of these pronouncements will have any material effect on the Company's financial position or results of operations.

                              TREY INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 5 - INTANGIBLE ASSETS

            Intangible assets consist of software source codes originally purchased by iVoice for $90,000 in May 1999. The asset is reflected at its original cost net of accumulated amortization of $63,000, from the date acquired by iVoice. The asset is being amortized over a 5-year period.

NOTE 6 - SUBSEQUENT EVENTS

            The following two financing transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

            In January 2003, Trey entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, the Company, at their discretion, may periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $10.0 million to raise capital to fund its working capital needs. For each share of Class A common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the 5 lowest closing bid prices on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. Pursuant to the agreement with Cornell Capital Partners, LP, the Company plans to register for resale on Form SB-2, shares of Class A common stock with the Securities and Exchange Commission. The offering will terminate 24 months after the Securities and Exchange Commission declares the registration statement effective.

            Also in January 2003, the Company entered into a subscription agreement with certain purchasers to issue $250,000 in convertible debentures, with interest payable at 5% per annum. The notes are convertible into the Company's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five
            (5) trading days immediately preceding the Conversion Date.

NOTE 7 - RELATED PARTY TRANSACTIONS

            During the years ended December 31, 2002 and 2001, iVoice allocated operating costs of $22,058 and $33,120 respectively to Trey. These allocations are reflected in the selling, general and administrative, cost of revenue and research and development line items in our statements of operations The general corporate expenses allocation is primarily for cash management, selling expenses, legal, accounting, tax, insurance, public relations, advertising, and human resources. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if Trey had performed these functions as a stand-alone company.

                              TREY INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

            Subsequent to the spin-off, the Company will enter into a Transition Support Service Agreement whereby iVoice will provide the Company with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting and reporting, and other areas where the Company may need transitional assistance and support following the spin-off distribution. The agreement will generally extend for two years after the distribution, but may be terminated earlier under certain circumstances, including a default.

NOTE 8 - INCOME TAXES

            The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

            Federal Income Tax Rate                                      (34.0)%
               Deferred Tax Charge (Credit)                                 --
               Effect on Valuation Allowance                              38.7 %
            State Income Tax, Net of Federal Benefit                      (4.1)%
                                                                        ------
            Effective Income Tax Rate                                      0.0 %
                                                                        ======

            Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return, however the income tax expense presented in these financial statements has been computed on a separate return basis.

NOTE 9 COMMITMENTS AND CONTINGENCIES

            As discussed in Note 5, the Company has entered into a subscription agreement with certain purchasers for the sale of $250,000 in convertible debentures. The notes will be convertible into Class A common stock at the discretion of the holders. Additionally, the Company has entered into an Equity Line of Credit agreement whereby the Company, at their discretion, may periodically sell to an investor, shares of Class A common stock to raise capital to fund its working capital needs. These transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

            As discussed in Note 6, the Company has entered into a Transition Support Service Agreement whereby iVoice will provide the Company with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting and reporting, and other areas where the Company may need transitional assistance and support following the spin-off distribution. The agreement will generally extend for two years after the distribution, but may be terminated earlier under certain circumstances, including a default.

                              TREY INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 10 - COMMON STOCK

            In accordance with its Certificate of Incorporation filed on October 3, 2002, the Company is authorized to issue 2,000 shares $.01 par value. On April 24, 2003, the Company amended its Certificate of Incorporation to change the par value of its Common Stock from $.01 to $.0001 and to increase the number of shares the Company is authorized to issue from 2,000 to 10,000,000,000. The amendment also provided to create and authorize to issue 50,000,000 shares of Class B Common Stock, no par value. The amendment also provided to create and authorize to issue 20,000,000 shares of Class C Common Stock, no par value.The amendment also granted the board of directors the rights to prescribe and authorize the issuance of 1,000,000 preferred shares, $1.00 par value.

            a)    Class A Common Stock

                  Class A Common Stock consists of the following as of December 31, 2002: 2,000 shares of authorized common stock with a par value of $.01, 100, shares were issued and outstanding.

                  Each holder of Class A Common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. The Company has never paid any dividends on its Common Stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance the growth objectives.

            b)    Class B Common Stock

                  Class B Common Stock consists of 50,000,000 shares of authorized common stock with no par value. Class B stock has voting rights of 100 to 1 with respect to Class A Common Stock. As of December 31, 2002, no shares were authorized, issued or outstanding; Class B common stockholders are entitled to receive dividends.

            c)    Class C Common Stock

                  Class C Common Stock consists of 20,000,000 shares of authorized common stock with no par value. Class C stock has voting rights of 1 vote for every 1,000 shares. As of December 31, 2002, no shares were authorized, issued or outstanding.

            d)    Preferred Stock

                  Preferred Stock consists of 1,000,000 shares of authorized preferred stock with $1.00 par value. As of December 31, 2002, no shares were authorized, issued or outstanding.

                              TREY INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 11 SUBSEQUENT RELATED PARTY EVENTS

            In February, 2003, Trey entered into an administrative services agreement with iVoice, Inc. Pursuant to that agreement, iVoice will provide Trey with physical premises, clerical and support staff, and administrative services, as defined, for a period of two years. Trey will make a single payment of $195,000 to iVoice for these services.

            On January 1, 2003, Trey entered into a five-year employment agreement with Mr. Mahoney. Mr. Mahoney will serve as Trey's Chairman of the Board and Chief Executive Officer for a term of five years. As consideration, Trey agreed to pay Mr. Mahoney the sum of $200,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by Trey) should his employment be terminated following a Change in Control, as defined in the employment agreement. Mr. Mahoney shall also be paid the sum of $350,000 upon the completion of the spin-off of Trey Industries, Inc.

            Trey is currently negotiating an employment agreement with Mark Meller to serve as Trey's President and Chief Financial Officer.

                              TREY INDUSTRIES, INC.
                                  BALANCE SHEET
                                  June 30, 2003
                                   (Unaudited)

                                     ASSETS

CURRENT ASSETS
  Cash                                                                    $   2,464
  Prepaid expenses                                                           30,000
                                                                          ---------
      Total current assets                                                   32,464
                                                                          ---------

                                  OTHER ASSETS

      Intangibles                                                            18,000
                                                                          ---------
         Total Other Assets                                                  18,000
                                                                          ---------

      TOTAL ASSETS                                                        $  50,464
                                                                          =========

                    LIABILITIES AND STOCKHOLDER'S DEFICIENCY

CURRENT LIABILITIES
  Accounts payable and accrued expense                                    $  12,869
  5% Convertible debentures                                                  40,000
  Due to iVoice, Inc.                                                        15,914
                                                                          ---------

       Total current liabilities                                             68,783
                                                                          ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIENCY
    Common stock, Class A, par value $.01; Authorized  - 2,000 shares;
       Issued and outstanding  - 100 shares                                       1
    Net investment - iVoice, Inc.                                           133,267
    Additional paid in capital                                               10,099
    Accumulated deficit                                                    (161,686)
                                                                          ---------
    Total stockholders' deficiency                                          (18,319)
                                                                          ---------

      TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY                      $  50,464
                                                                          =========

                              TREY INDUSTRIES, INC.
                             STATEMENT OF OPERATIONS
                 For The Six Months Ended June 30, 2003 and 2002
                                   (Unaudited)

                                                                   2003          2002
                                                                   ----          ----
SALES, net                                                       $  1,350     $  1,050

COST OF SALES                                                    $  9,435        9,000

GROSS PROFIT                                                       (8,085)      (7,950)

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES
       Selling expenses                                               325          191
       General & administrative                                    44,533        3,365
       Research & development                                         762          374
       Depreciation & amortization                                    442
                                                                 --------     --------
              Total Selling, General & Administrative expense      46,062        3,930
                                                                 --------     --------

LOSS FROM OPERATIONS                                              (54,147)     (11,880)
                                                                 --------     --------

OTHER INCOME\(EXPENSE)
       Write-off of financing costs                                (4,000)
       Interest expense                                              (524)      (1,091)
                                                                 --------     --------
              Total other expense                                  (4,524)      (1,091)
                                                                 --------     --------

LOSS BEFORE INCOME TAXES                                          (58,671)     (12,971)
                                                                 --------     --------

PROVISION FOR INCOME TAXES                                             --
                                                                 --------     --------
NET LOSS                                                         $(58,671)    $(12,971)
                                                                 ========     ========

NET LOSS PER COMMON SHARE:                                       $(586.71)    $(129.71)
                                                                 ========     ========

Diluted                                                          $(586.71)    $(129.71)
                                                                 ========     ========

                              TREY INDUSTRIES, INC.
                           STATEMENT OF OWNER'S EQUITY
                     For the Six Months Ended June 30, 2003
                                   (Unaudited)

                        Common      Common     Additional        Net                           Total
                        Stock       Stock       Paid in       Investment    Accumulated       Owner's
                        Shares      Amount      Capital      iVoice, Inc.     Deficit        Deficiency
                        ------      ------      -------      ------------     -------        ----------
Balance at
January 1, 2003           100       $    1     $      99      $ 129,601      $(103,015)      $  26,686

Sale of
convertible
debentures                                        10,000                                        10,000

Net transactions
with iVoice, Inc.                                                 3,666                          3,666

Net loss for the
six months ended
June 30, 2003              --           --            --             --        (58,671)        (58,671)
                       ------       ------     ---------      ---------      ---------       ---------

Balance at June
30, 2003                  100       $    1     $  10,099      $ 133,267      $(161,686)      $ (18,319)
                       ======       ======     =========      =========      =========       =========

                              TREY INDUSTRIES, INC.
                             STATEMENT OF CASH FLOWS
                 For The Six Months Ended June 30, 2003 and 2002
                                   (Unaudited)

                                                               2003            2002
                                                               --------------------
CASH FLOW FROM OPERATING ACTIVITIES
Net loss                                                     $(58,671)      $(12,971)
   Adjustments to reconcile net loss to net
      cash (used in) provided by operating activities
   Depreciation and amortization                                9,442          9,000
   Changes in operating assets and liabilities
   Increase in accounts payable and accrued expenses           12,869             --
                                                             --------       --------
   Net cash used in operating activities                      (36,360)        (3,971)
                                                             --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES
   Net cash used in investing activities                           --             --
                                                             --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES
   Cash transfer to iVoice                                     (7,350)        (1,050)
   Cash transfer from iVoice                                    1,600             --
   Allocation of costs by iVoice                                4,574          5,021
   Sale of convertible debentures                              40,000             --
                                                             --------       --------
   Net cash provided by financing activities                   38,824          3,971
                                                             --------       --------

NET INCREASE (DECREASE) IN CASH AND
      CASH EQUIVALENTS                                             -0-            -0-
                                                             --------       --------
CASH - beginning                                                   -0-            -0-
                                                             --------       --------

CASH -  end                                                  $  2,464       $     --
                                                             ========       ========

                         CASH PAID DURING THE YEAR FOR:

   Interest expense                                          $     --       $     --
                                                             ========       ========

   Income taxes                                              $     --       $     --
                                                             ========       ========

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

For the Six Months Ended June 30, 2003

On March 31, 2003 the Company issued $40,000, of its 5% Convertible Debentures with a 20% beneficial conversion feature. The beneficial conversion has been recorded as a prepaid financing cost until such time as the Company's Class A common stock into which the debentures are convertible is registered. Upon effective registration of the Company's common stock, any amounts capitalized as beneficial conversion feature will be charged to expense in accordance with EITF Issue 98-5.

NOTE 1 - BACKGROUND

      On April 1, 2003, the Board of Directors of iVoice, Inc. ("iVoice") resolved to pursue the separation of its Automatic Reminder ("Reminder") software business from its speech recognition and computerized telephony business into two publicly owned companies. iVoice will continue to focus on its own computerized telephony technology, which include its Automatic Speech Recognition (ASR) engine, Voicemail, Unified Messaging, and Interactive Voice Response (IVR) software source codes and related business development operations. Trey Industries, Inc. (the "Company") will continue to develop, market and license the Reminder line of computerized telephony software.

      The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of the Automatic Reminder, and certain accrued liabilities and related party debt into a wholly-owned subsidiary of iVoice., Trey Industries, Inc. ("Trey", formerly known as iVoice Acquisition 1, Inc.) and subsequently distributed on a pro-rata basis to iVoice shareholders in the form of a taxable dividend. In conjunction with the spin-off, iVoice and Trey have entered into various agreements that address the allocation of assets and liabilities between the two companies and that define the companies' relationship after the separation. These include the Agreement Regarding Distribution and Plan of Reorganization, and the Administrative Services Agreement.

      The Administrative Services Agreement provides for each of iVoice and Trey to provide each other with certain administrative and operational services.

      Trey also intends to assume $399,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed will be convertible into common stock of Trey Industries at the option of the holder as later described in these notes.

NOTE 2 - BUSINESS OPERATIONS

      The Company will continue to develop, market and license the Reminder line of computerized telephony software developed by iVoice. The Company's Automatic Reminder software is designed to address an organization's ability to make more efficient use of its appointment schedule reducing cancellations and no-shows and saving valuable staff hours of tedious phone calling.

      The Reminder is a Microsoft(R) Windows(R) based software application that automatically initiates a telephone call to a client or patient to verify a set appointment or reservation time. The information necessary to place the call is retrieved from a database of information that includes the client or patients name, phone number and previously set appointment time. Using a graphical user interface, Reminder can be easily configured to call a user's clients or patients one time or multiple times, on different phones, in different languages, and at different times. Reminder also provides statistics on calls placed such as calls attempted, calls completed, intercepted, retried, and busy/no answer calls with its innovative call reporting feature. Through a series of steps that includes pre-recorded prompts, the Reminder asks call recipients to confirm his or her appointment or to cancel and request rescheduling of their appointment by pressing a key on their telephone keypad.

      The potential market for the Reminder includes any business or professional organization that sets appointments or reservations and desires verification of those appointments or reservations. Appointment verification provides the business or professional organization ample time to make necessary scheduling changes due to "no-shows" or re-scheduling. The ability of an organization to make more efficient use of its appointment schedule can provide that organization with an increased number of kept appointments and in turn produce increased profitability for a business or professional organization.

NOTE 3 - GOING CONCERN

      The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a separate non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company

      As of June 30, 2003, the Company had a net loss, a negative cash flow from operations as well as negative working capital. Also, the parent Company, iVoice, has substantial doubt whether it can continue as a going concern as stated in its audit report dated February 27, 2003. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to continue to raise capital and/or generate positive cash flows from operations.

      In order to provide necessary working capital, in January 2003, the Company entered into a subscription agreement with certain purchasers to issue $40,000 in convertible debentures, with interest payable at 5% per annum. The notes will be convertible into the Company's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date. Additionally, the Company has also entered into an Equity Line of Credit Agreement where the Company may, at its discretion, periodically sell to an investor, shares of Class A common stock to raise capital to fund working capital needs. These two financing transactions will require the Company to register its common stock under Section 12(g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

      The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            a) Basis of Presentation

      The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's Automatic Reminder business. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Company been a stand-alone company during the periods presented.

            b) Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

            c) Software License Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by Parwan Electronics, Corp. ("Parwan"), a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically the Automatic Reminder software technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software. It is Management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

            d) Revenue Recognition

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk
      (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

            e) Product Warranties

      The company estimates its warranty costs based on historical warranty claim experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

            f) Research and development costs

      Research and development costs will be charged to expense as incurred.

            g) Income Taxes

      The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standards ("SFAS")No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the three months ended March 31, 2003.

            h) Organization Costs

      Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

            i) Earnings Per Share

      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic EPS is computed by dividing income available to common stockholders by the weighted average number of outstanding Common shares during the period. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. The shares used in the computations are as follows:

                                                                As of June 30,
                                                              2003         2002
                                                              ----         ----

                 Basic and Diluted purposes                   100           100
                                                              ===           ===

            j) Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. As of March 31, 2003, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

            k) Recent Accounting Pronouncements

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective for all new variable interest entities created after January 31, 2003. For variable interest entities created or acquired before February 1, 2003, the provisions of FIN 46 become effective for the Company on September 1, 2003. The Company does not expect that the adoption of FIN 46 will have a material impact on its financial position, results of operations or cash flows.

      In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Except as noted below, the Company is required to adopt this statement by the first quarter of fiscal 2004. Certain provisions of this statement relating to SFAS No. 133 implementation issues that have been effective for prior fiscal quarters will continue to be applied in accordance with their respective effective dates. The Company does not expect that the adoption of SFAS No. 149 will have a material impact on its financial position, results of operations or cash flows.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for the Company on September 1, 2003. The Company does not expect that the adoption of SFAS No. 150 will have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 5 - INTANGIBLE ASSETS

      Intangible assets consist of software source codes originally purchased by iVoice for $90,000 in May 1999. The asset is reflected at its original cost net of accumulated amortization of $72,000, from the date acquired by iVoice. The asset is being amortized over a 5-year period.

NOTE 6 - CONVERTIBLE DEBENTURES

      In January 2003, the Company entered into a subscription agreement with certain purchasers to issue $40,000 in convertible debentures, with interest payable at 5% per annum. The notes are convertible into the Company's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date. On March 31, 2003, the Company issued $40,000 in 5% convertible debentures to the private investors under the subscription agreement. The 20% beneficial conversion feature amounting to $10,000 has been recorded as a prepaid financing cost until such time as the Company's Class A common stock into which the debentures are convertible is registered. Upon effective registration of the Company's common stock, any amounts capitalized as beneficial conversion feature will be charged to expense in accordance with EITF Issue 98-5.

      This financing transaction will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

NOTE 7 - RELATED PARTY TRANSACTIONS

      During the six months ended June 30, 2003, iVoice allocated to the Company, $9,000 for the amortization the original purchase price of the Automatic Reminder software, operating costs of $4,492 and interest expense of $524. During the six months ended June 30, 2002, iVoice allocated to the Company, $9,000 for the amortization the original purchase price of the Automatic Reminder software, operating costs of $3,390 and interest expense of $1,091. The amortization of the Automatic Reminder software has been reflected as cost of sales. Other allocations are reflected in the selling, general and administrative, research and development, depreciation and interest expense line items in our statements of operations The general corporate expenses allocation is primarily for cash management, selling expenses, legal, accounting, tax, insurance, public relations, advertising, and human resources. These general categories of operating expenses, as well as other income and other expense have been allocated to Trey by iVoice based upon a ratio of revenues of the Automatic reminder Software over total iVoice revenues for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if we had performed these functions as a stand-alone company.

      Subsequent to the spin-off, the Company has entered into an Administrative Services Agreement whereby iVoice will provide the Company with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting and reporting, and other areas where the Company may need transitional assistance and support following the spin-off distribution. The agreement will generally extend for two years after the distribution, but may be terminated earlier under certain circumstances, including a default.

NOTE 8 - INCOME TAXES

      The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

            Federal Income Tax Rate                                      (34.0)%
            Deferred Tax Charge (Credit)                                   --
            Effect on Valuation Allowance                                38.7%
            State Income Tax, Net of Federal Benefit                     (4.1)%
                                                                         ----
            Effective Income Tax Rate                                     0.0%
                                                                         ====

      Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return, however the income tax expense presented in these financial statements has been computed on a separate return basis.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

      As discussed in Note 5, the Company has entered into a subscription agreement with certain purchasers for the sale of $40,000 in convertible debentures. The notes will be convertible into Class A common stock at the discretion of the holders.

      In January 2003, the Company entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, the Company, at their discretion, periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $10.0 million to raise capital to fund its working capital needs. For each share of Class A common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 95% of the 5 lowest closing bid prices on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. In addition, , Cornell Capital Partners, L.P. will receive as additional compensation those number of Class A Common Stock shares equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on that date in which the registration statement filed by the Company to effectuate the spin-off goes effective. Pursuant to the agreement with Cornell Capital Partners, LP, the Company plans to register for resale on Form SB-2, shares of Class A common stock with the Securities and Exchange Commission. The offering will terminate 24 months after the Securities and Exchange Commission declares the registration statement effective.

      As discussed in Note 6, the Company has entered into an Administrative Services Agreement whereby iVoice will provide the Company with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting and reporting, and other areas where the Company may need transitional assistance and support following the spin-off distribution. The agreement will generally extend for two years after the distribution, but may be terminated earlier under certain circumstances, including a default.

      Trey also intends to assume a total of $399,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The terms and conditions of the liabilities and debt being assumed are as follows:

      One individual is owed $75,000 in amounts due for services rendered for iVoice. Trey will assume this obligation. This amount shall be convertible into Class A Common Stock of Trey calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the average closing bid price of Class A Common Stock of Trey for the five (5) business days immediately preceding the conversion date.

      Kevin Whalen, a former officer of iVoice, is owed $74,000 in amounts due for unpaid salary from iVoice. Trey will assume this obligation to Kevin Whalen. This amount shall be convertible into Class A Common Stock of Trey calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the average closing bid price of Class A Common Stock of Trey for the five (5) business days immediately preceding the conversion date.

      The Company is also assuming outstanding promissory note in the amount of $250,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and President and Chief Executive Officer of Trey Industries. The note will bear interest at the rate of 9.5% per annum on the unpaid balance until paid or until default. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of Trey Resources, Inc., no par value, for each dollar owed, (ii) the number of Class A common stock shares of iVoice, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

NOTE 10 - COMMON STOCK

      In accordance with its Certificate of Incorporation filed on October 4, 2002, the Company is authorized to issue 2,000 shares $.01 par value. On April 24, 2003, the Company amended its Certificate of Incorporation to change the par value of its Common Stock from $.01 to $.00001 and to increase the number of shares the Company is authorized to issue from 2,000 to 10,000,000,000. The amendment also provided to create and authorize to issue 50,000,000 shares of Class B Common Stock, no par value. The amendment also provided to create and authorize to issue 20,000,000 shares of Class C Common Stock, no par value.The amendment also granted the board of directors the rights to prescribe and authorize the issuance of 1,000,000 preferred shares, $1.00 par value.

      a)    Class A Common Stock

            Class A Common Stock consists of the following as of As of June 30, 2003: 10,000,000,000 shares of authorized common stock with a par value of $.00001, 100, shares were issued and outstanding.

            Each holder of Class A Common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. The Company has never paid any dividends on its Common Stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance the growth objectives.

      b)    Class B Common Stock

            Class B Common Stock consists of 50,000,000 shares of authorized common stock with a par value of $0.00001. Class B stock has voting rights of 1 to 1 with respect to Class A Common Stock. As of June 30, 2003, no shares were issued or outstanding; Class B common stockholders are entitled to receive dividends in the same proportion as the Class B Common Stock conversion and voting rights have to Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that Trey had ever issued its Class A Common Stock. Upon the liquidation, dissolution, or winding-up of the Company, holders of Class B Common Stock will be entitled to receive distributions.

      c)    Class C Common Stock

            Class C Common Stock consists of 20,000,000 shares of authorized common stock with a par value of $0.0001. Class C stock has voting rights of 1 vote for every 1,000 shares. As of June 30, 2003, no shares were issued or outstanding.

      d)    Preferred Stock

            Preferred Stock consists of 1,000,000 shares of authorized preferred stock with $1.00 par value. As of June 30, 2003, no shares were issued or outstanding.

             SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed statements of operations for the six months ended June 30, 2003 and for the year ended December 31, 2002 and the unaudited pro forma condensed balance sheet at June 30, 2003 present the results of operations and financial position of Trey Resources, Inc., assuming that the transactions contemplated by the registration statement had been completed as of the beginning of 2002 with respect to the pro forma consolidated income statements for the six months ended June 30, 2003 and for the year ended December 31, 2002 and as of June 30, 2003 with respect to the pro forma consolidated balance sheet. [The pro forma adjustments give effect of a spin-off transaction whereby shareholders of the Company's former parent, iVoice Inc., will receive a pro-rata distribution of the Company's shares in the form of a taxable dividend. Under the spin-off transaction, the Company will receive certain intellectual property and liabilities of the Company's former parent, iVoice, Inc. In the opinion of management, they include all material adjustments necessary to reflect, on a pro forma basis, the impact of transactions contemplated by the spin-off on the historical financial information of Trey Resources, Inc. The pro forma financial information is presented for informational purposes and does not purport to represent what our financial position and our results of operations actually would have been had the separation and related transactions occurred on the dates indicated. Actual results might have differed from pro forma results if Trey Resources had operated independently. The pro forma financial information should not be relied upon as being indicative of results Trey Resources would have had or of future results after the spin-off. The historical selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and notes thereto included elsewhere in this prospectus.

                  CONDENSED UNAUDITED PRO FORMA BALANCE SHEETS
                                   (UNAUDITED)
                               AS OF JUNE 30, 2003

                                                   As         Pro Forma
                                                Reported     Adjustments    Pro Forma
                                                --------     -----------    ---------
Current Assets
   Cash                                        $   2,464      $      --     $   2,464
    Prepaid expenses                              30,000 a           --         30,00
                                               ---------      ---------     ---------
      Total Current Assets                        32,464             --        32,464

Property and Equipment, net                           --                           --

Other Assets
   Intangibles and Goodwill                                          --
                                                              ---------
      Total Other Assets                                             --
                                                              ---------

Total Assets                                   $  50,464      $      --     $  50,464
                                               =========      =========     =========

Current Liabilities
   Accounts payable and accrued liabilities       12,869 b      149,000       161,869
   Due to iVoice, Inc.                            15,914             --        15,914
   Due to related party                               -- c      250,000       250,000
   Convertible debentures                         40,000             --        40,000
                                               ---------      ---------     ---------
      Total current liabilities                   68,783        399,000       467,783

Shareholders deficit                             (18,319)      (399,000)     (417,319)
                                               ---------      ---------     ---------

Total Liabilities and Stockholder's Deficit    $  50,464      $      --     $  50,464
                                               =========      =========     =========

 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

                        PRO FORMA STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 2003

                                              As        Pro Forma
                                           Reported    Adjustments    Pro Forma
                                           --------    -----------    ---------

Sales, net                                $   1,350     $      --     $   1,350

Cost of Sales                                 9,435            --         9,435
                                          ---------     ---------     ---------

Gross Profit                                 (8,085)                     (8,085)

Selling General and
    Administrative Expenses                  46,062        47,500        93,542
                                          ---------     ---------     ---------

Income (Loss) from Operations               (54,147)      (47,500)     (101,647)

Other Income (Expense)                       (4,524)      (11,875)      (16,399)
                                          ---------     ---------     ---------

Income (Loss) before Income Taxes           (58,671)      (59,375)     (118,046)

Provision for Income Taxes                       --            --            --
                                          ---------     ---------     ---------

Net Income (Loss)                         $ (58,671)    $ (59,375)    $(118,046)
                                          =========     =========     =========

Net Loss Per Common Share:
    Basic                                                             $   (1.14)
                                                                      =========
    Diluted                                                           $   (1.14)
                                                                      =========

 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

                        PRO FORMA STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                          YEARS ENDED DECEMBER 31, 2002

                                              As         Pro Forma
                                           Reported     Adjustments   Pro Forma
                                           --------     -----------   ---------

Sales, net                                $   1,050                   $   1,050

Cost of Sales                                18,000             --       18,000
                                          ---------     ----------    ---------

Gross Profit                                (16,950)            --      (16,950)

Selling General and
    Administrative Expenses                   4,058         95,000       99,058
                                          ---------     ----------    ---------

Income (Loss) from Operations               (21,008)       (95,000)    (116,008)

Other Income (Expense)                         (421)       (23,750)     (24,171)
                                          ---------     ----------    ---------

Income (Loss) before Income Taxes           (21,429)      (118,750)    (140,179)

Provision for Income Taxes                       --             --           --
                                          ---------     ----------    ---------

Net Income (Loss)                         $ (21,429)    $ (118,750)   $(140,179)
                                          =========     ==========    =========

Net Loss Per Common Share:
    Basic                                                             $   (1.36)
                                                                      =========
    Diluted                                                           $   (1.36)
                                                                      =========

 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

          NOTES TO CONDENSED UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE 1.

      The historical financial statements of Trey Resources, Inc. reflect periods during which Trey Resources did not operate as a separate, independent public company. Certain estimates, assumptions and allocations were made in preparing such financial statements. Therefore, the historical financial statements do not necessarily reflect the results of operations or financial position that would have occurred had Trey Resources been a separate, independent public company during the periods presented, nor are they indicative of future performance.

      Management believes that the estimates, assumptions and allocations made in preparing the historical financial statements are reasonable.

NOTE 2.

The pro forma unaudited balance sheet was prepared assuming the distribution occurred on June 30, 2003 and includes "Pro Forma Adjustments" for transactions that occurred subsequent to June 30, 2003 as follows:

      (a) $149,000 in accrued liabilities to be assumed by Trey Resources as follows:

            i. $75,000 in amounts due for legal services rendered to iVoice. The amount owed does not bear any interest. This amount shall be assumed by Trey, and is convertible by the obligee into Class A Common Stock of Trey Resources, Inc. calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the average closing bid price of Class A Common Stock of Trey Resources, Inc. for the five (5) business days preceding the conversion date..

            ii. Kevin Whalen, a former officer of iVoice, is owed $74,000 in amounts due for unpaid salary incurred while an officer of iVoice. This amount shall be assumed by Trey, and is convertible by the obligee into Class A Common Stock of Trey Resources, Inc. calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the average closing bid price of Class A Common Stock of Trey Resources, Inc. for the five (5) business days preceding the conversion date.

      (b) The Company is also assuming outstanding promissory note in the amount of $250,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and President and Chief Executive Officer of Trey Resources. The note will bear interest at the rate of 9.5% per annum on the unpaid balance until paid or until default. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of Trey Resources, Inc., no par value, for each dollar owed,
            (ii) the number of Class A common stock shares of iVoice, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

NOTE 3.

The pro forma unaudited statement of operations for the six months ended June 30, 2003 was prepared assuming the distribution occurred on January 1, 2002 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2002 as follows:

      (a) $47,500 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between Trey Resources and iVoice, Inc.

      (b) $11,875 in interest at 9.5% per annum on $250,000 in outstanding amounts due to a related party being assumed by Trey Resources.

The pro forma unaudited statement of operations for the year ended December 31, 2002 was prepared assuming the distribution occurred on January 1, 2002 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2002 as follows:

      (c) $95,000 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between Trey Resources and iVoice, Inc. The administrative services agreement sets forth charges generally intended to allow the providing company to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses. The administrative services agreement is expected to last at least two years at a cost of $95,000 per year.

      (d) $23,750 in interest at 9.5% per annum on $250,000 in outstanding amounts due to a related party being assumed by Trey Resources.

NOTE 4.

The average number of shares of Trey Resources common stock used in the computation of basic and diluted net income per share was 102,749 for the six months ended June 30, 2003 and the year ended December 31, 2002, based on a distribution ratio of one share of Trey Resources common stock for every 1,200 shares of iVoice Class A common stock. Since the Company is in a net loss position, all common stock equivalents are considered anti-dilutive and are therefore not included in the calculation of earnings per share

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Trey's bylaws provide that it has the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of Trey. No indemnification may be made (i)if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii)with respect to amounts paid in settlement without court approval or (iii)expenses incurred in defending any action without court approval.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Trey will pay all expenses in connection with this offering.

      Securities and Exchange Commission Registration Fee                $     *
      Printing and Engraving Expenses                                    $     *
      Accounting Fees and Expenses                                       $     *
      Legal Fees and Expenses                                            $     *
      Blue Sky Qualification Fees and Expenses                           $     *
      Miscellaneous                                                      $     *
                                                                         -------

      TOTAL                                                              $     *
                                                                         =======

* To be provided by Amendment.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On September 15, 2003, we issued 2,000,000 shares of Class C Common Stock and 1,600,000 shares of Class A Common Stock, respectively to Jerome Mahoney and Mark Meller.

We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. Trey made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by Trey, after approval by our legal counsel. Trey believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. Trey also believes that the investors had access to the same type of information as would be contained in a registration statement.

ITEM 27. EXHIBITS

No.         Description
---------   --------------------------------------------------------------------

   3.1 Second Amended and Restated Certificate of Incorporation of Trey Industries, Inc.

   3.2      By-laws of Trey Industries, Inc.

   4.1 iVoice Acquisition 1, Inc. 5% Convertible Debenture due September 19, 2005 issued to Cornell Capital Partners, LP

   10.1 Form of Equity Line of Credit Agreement between Cornell Capital Partners, LP and iVoice Acquisition 1, Inc.

   10.2 Form of Securities Purchase Agreement between iVoice Acquisition 1, Inc. and The May Davis Group Inc.

   10.3 Form of Escrow Agreement between iVoice Acquisition 1, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP

   10.4 Form of Registration Rights Agreement between iVoice Acquisition 1, Inc. and Cornell Capital Partners, LP

   10.5 Form of Escrow Agreement between iVoice Acquisition and The May Davis Group Inc. and Butler Gonzalez LLP

   10.6 Form of Investor Registration Rights Agreement between iVoice Acquisition and The May Davis Group, Inc.

   10.7     Form of Guaranty by iVoice Inc. in favor of The May Davis Group Inc.

   10.8 Employment Agreement, dated January 1, 2003, between iVoice Acquisition 1, Inc. and Jerome Mahoney.

   10.9 Employment Agreement, dated September 15, 2003, between Trey Resources, Inc. and Mark Meller.

   10.10 Form of Administrative Services Agreement between iVoice Inc. and Trey Resources, Inc.

   23.1     Consent of Mendlowitz Weitsen, LLP

ITEM 28. UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

      (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on October 3, 2003.

                                             TREY RESOURCES, INC.


                                             By: /s/ Jerome R. Mahoney
                                                 -------------------------------
                                             Name:  Jerome R. Mahoney
                                             Title: Chairman of the Board, Chief
                                             Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                  TITLE                                 DATE
---------                  -----                                 ----

/s/ Jerome R. Mahoney      Chairman of the Board, Chief          October 3, 2003
-----------------------    Executive Officer and Director
Jerome R. Mahoney



/s/ Mark Meller            President, Chief Financial Officer    October 3, 2003
-----------------------    and Director (Principal Accounting
Mark Meller                Officer)


                                       51